                                                                     Exhibit 4.1


                                                                  EXECUTION COPY

                                 HOLLINGER INC.

                      11.875% Senior Secured Notes due 2011

                          Unconditionally Guaranteed by

                          RAVELSTON MANAGEMENT INC. and

                                504468 N.B. INC.

                    -----------------------------------------

                                    INDENTURE

                           Dated as of March 10, 2003

                    -----------------------------------------

                  WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION,

                                     Trustee

                        THE RAVELSTON CORPORATION LIMITED

                                  SUGRA LIMITED


                                TABLE OF CONTENTS

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PARTIES.........................................................................................................     1
RECITALS........................................................................................................     1

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions.......................................................................................     1
SECTION 1.02. Other Definitions.................................................................................    28
SECTION 1.03. Compliance Certificates and Opinions..............................................................    29
SECTION 1.04. Form of Documents Delivered to Trustee............................................................    30
SECTION 1.05. Acts of Holders...................................................................................    30
SECTION 1.06. Notices, etc., to Trustee and the Company.........................................................    31
SECTION 1.07. Notice to Holders; Waiver.........................................................................    31
SECTION 1.08. Conflict with Trust Indenture Act.................................................................    32
SECTION 1.09. Effect of Headings and Table of Contents..........................................................    32
SECTION 1.10. Successors and Assigns............................................................................    32
SECTION 1.11. Separability Clause...............................................................................    32
SECTION 1.12. Benefits of Indenture.............................................................................    32
SECTION 1.13. GOVERNING LAW.....................................................................................    32
SECTION 1.14. Legal Holidays....................................................................................    32
SECTION 1.15. Schedules and Exhibits............................................................................    33
SECTION 1.16. Counterparts......................................................................................    33
SECTION 1.17. Jurisdiction and Service of Process...............................................................    33
SECTION 1.18. Judgment Currency.................................................................................    33

                                   ARTICLE II

                                  FORM OF NOTE

SECTION 2.01. Form Generally....................................................................................    34
SECTION 2.02. Form of Trustee's Certificate of Authentication...................................................    35
SECTION 2.03. Form of Guarantees................................................................................    35

                                   ARTICLE III

                                    THE NOTES

SECTION 3.01. Execution, Authentication, Delivery and Dating....................................................    36
SECTION 3.02. Temporary Notes...................................................................................    37
SECTION 3.03. Registration, Registration of Transfer and Exchange...............................................    38
SECTION 3.04. Global Note Provisions............................................................................    39
SECTION 3.05. Legends...........................................................................................    40
SECTION 3.06. Special Transfer Provisions.......................................................................    40

                                                                               i

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SECTION 3.07. Mutilated, Destroyed, Lost or Stolen Notes........................................................    43
SECTION 3.08. Payment of Interest; Interest Rights Preserved....................................................    43
SECTION 3.09. Persons Deemed Owners.............................................................................    45
SECTION 3.10. Cancellation......................................................................................    45
SECTION 3.11. Computation of Interest...........................................................................    45
SECTION 3.12. [Reserved]........................................................................................    45
SECTION 3.13. Additional Interest Under Registration Rights Agreements..........................................    45

                                   ARTICLE IV

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 4.01. Company's Option to Effect Defeasance or Covenant Defeasance......................................    46
SECTION 4.02. Defeasance and Discharge..........................................................................    46
SECTION 4.03. Covenant Defeasance...............................................................................    46
SECTION 4.04. Conditions to Defeasance or Covenant Defeasance...................................................    47
SECTION 4.05. Deposited Money and U.S. Government Obligations to be Held in Trust;
                Other Miscellaneous Provisions..................................................................    49
SECTION 4.06. Reinstatement.....................................................................................    49

                                    ARTICLE V

                                    REMEDIES

SECTION 5.01. Events of Default.................................................................................    50
SECTION 5.02. Acceleration of Maturity; Rescission and Annulment................................................    52
SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee...................................    53
SECTION 5.04. Trustee May File Proofs of Claim..................................................................    54
SECTION 5.05. Trustee May Enforce Claims Without Possession of Notes............................................    55
SECTION 5.06. Application of Money Collected....................................................................    55
SECTION 5.07. Limitation on Suits...............................................................................    55
SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.........................    56
SECTION 5.09. Restoration of Rights and Remedies................................................................    56
SECTION 5.10. Rights and Remedies Cumulative....................................................................    56
SECTION 5.11. Delay or Omission Not Waiver......................................................................    56
SECTION 5.12. Control by Holders................................................................................    57
SECTION 5.13. Waiver of Past Defaults...........................................................................    57
SECTION 5.14. Undertaking for Costs.............................................................................    57
SECTION 5.15. Waiver of Stay, Extension or Usury Laws...........................................................    57
SECTION 5.16. Remedies Subject to Applicable Law................................................................    58

                                   ARTICLE VI

                                   THE TRUSTEE

SECTION 6.01. Duties of Trustee.................................................................................    58
SECTION 6.02. Notice of Defaults................................................................................    59

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SECTION 6.03. Certain Rights of Trustee.........................................................................    59
SECTION 6.04. Trustee Not Responsible for Recitals, Dispositions of Notes or Application
                of Proceeds Thereof.............................................................................    60
SECTION 6.05. Trustee and Agents May Hold Notes; Collections; etc...............................................    61
SECTION 6.06. Money Held in Trust...............................................................................    61
SECTION 6.07. Compensation and Indemnification of Trustee and Its Prior Claim...................................    61
SECTION 6.08. Conflicting Interests.............................................................................    62
SECTION 6.09. Corporate Trustee Required; Eligibility...........................................................    62
SECTION 6.10. Resignation and Removal; Appointment of Successor Trustee.........................................    62
SECTION 6.11. Acceptance of Appointment by Successor............................................................    64
SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business.......................................    64
SECTION 6.13. Preferential Collection of Claims Against the Company.............................................    65

                                   ARTICLE VII

              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND THE COMPANY

SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders.........................................    65
SECTION 7.02. Disclosure of Names and Addresses of Holders......................................................    65
SECTION 7.03. Reports by Trustee................................................................................    65
SECTION 7.04. Reports by the Company............................................................................    66

                                  ARTICLE VIII

                      CONSOLIDATION, MERGER, SALE OF ASSETS

SECTION 8.01. Company May Merge, Consolidate, etc., Only on Certain Terms.......................................    67
SECTION 8.02. Successor Substituted.............................................................................    69

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

SECTION 9.01. Supplemental Indentures and Agreements Without Consent of Holders.................................    69
SECTION 9.02. Supplemental Indentures and Agreements with Consent of Holders....................................    70
SECTION 9.03. Execution of Supplemental Indentures and Agreements...............................................    72
SECTION 9.04. Effect of Supplemental Indentures.................................................................    72
SECTION 9.05. Conformity with Trust Indenture Act...............................................................    72
SECTION 9.06. Reference in Notes to Supplemental Indentures.....................................................    72
SECTION 9.07. Record Date.......................................................................................    72

                                    ARTICLE X

                                    COVENANTS

SECTION 10.01. Payment of Principal, Premium and Interest.......................................................    73
SECTION 10.02. Maintenance of Office or Agency..................................................................    73
SECTION 10.03. Money for Note Payments to be Held in Trust......................................................    73

SECTION 10.04. Corporate Existence..............................................................................    74
SECTION 10.05. Payment of Taxes and Other Claims................................................................    75
SECTION 10.06. Maintenance of Properties........................................................................    75
SECTION 10.07. Insurance........................................................................................    75
SECTION 10.08. Limitation on Indebtedness.......................................................................    76
SECTION 10.09. Limitation on Restricted Payments................................................................    76
SECTION 10.10. Limitation on Transactions with Affiliates.......................................................    80
SECTION 10.11. Limitation on Liens..............................................................................    81
SECTION 10.12. Limitation on Issuances of Guarantees of Indebtedness............................................    82
SECTION 10.13. Limitation on Sale of Assets.....................................................................    83
SECTION 10.14. Purchase of Notes upon a Change of Control.......................................................    89
SECTION 10.15. Limitation on Issuance and Sale of Capital Stock of Restricted
               Subsidiaries.....................................................................................    92
SECTION 10.16. Limitation on Dividends and Other Payment Restrictions Affecting
               Restricted Subsidiaries..........................................................................    92
SECTION 10.17. Provision of Financial Statements................................................................    93
SECTION 10.18. Statement by Officers as to Default..............................................................    93
SECTION 10.19. Waiver of Certain Covenants......................................................................    94
SECTION 10.20. Limitation on the Designation of Unrestricted Subsidiaries.......................................    94
SECTION 10.21. Additional Amounts...............................................................................    94
SECTION 10.22. Covenants of RMI, RCL and Sugra..................................................................    96
SECTION 10.23. Limitation on RMI's Business Activities..........................................................    96

                                   ARTICLE XI

                               REDEMPTION OF NOTES

SECTION 11.01. Right of Redemption..............................................................................    97
SECTION 11.02. Applicability of Article.........................................................................    98
SECTION 11.03. Election to Redeem; Notice to Trustee............................................................    98
SECTION 11.04. Selection by Trustee of Notes to be Redeemed.....................................................    98
SECTION 11.05. Notice of Redemption.............................................................................    98
SECTION 11.06. Deposit of Redemption Price......................................................................    99
SECTION 11.07. Notes Payable on Redemption Date.................................................................    99
SECTION 11.08. Notes Redeemed or Purchased in Part..............................................................   100

                                   ARTICLE XII

                           SATISFACTION AND DISCHARGE

SECTION 12.01. Satisfaction and Discharge of Indenture..........................................................   100
SECTION 12.02. Application of Trust Money.......................................................................   101


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                                  ARTICLE XIII

                                   GUARANTEES

SECTION 13.01. Guarantees.......................................................................................   101
SECTION 13.02. Continuing Guarantee; No Right of Set-Off; Independent Obligation................................   102
SECTION 13.03. Guarantees Absolute..............................................................................   102
SECTION 13.04. Right to Demand Full Performance.................................................................   104
SECTION 13.05. Waivers..........................................................................................   105
SECTION 13.06. Note Guarantors Remain Obligated in Event the Company Is No Longer
               Obligated to Discharge Indenture Obligations.....................................................   105

SECTION 13.07. Waiver of Rights.................................................................................   105
SECTION 13.08. Guarantees Are in Addition to Other Security.....................................................   106
SECTION 13.09. Release of Security Interests....................................................................   106
SECTION 13.10. No Bar to Further Actions........................................................................   106
SECTION 13.11. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies..............   106
SECTION 13.12. Trustee's Duties; Notice to Trustee..............................................................   107
SECTION 13.13. Successors and Assigns...........................................................................   107
SECTION 13.14. Release of Guarantee.............................................................................   107
SECTION 13.15. Execution of Guarantees..........................................................................   108
SECTION 13.16. Payment Permitted by Note Guarantors if No Default...............................................   108

                                   ARTICLE XIV

                                    SECURITY

SECTION 14.01. Security.........................................................................................   108
SECTION 14.02. Additional Security..............................................................................   109
SECTION 14.03. Recording and Opinions...........................................................................   109
SECTION 14.04. Release and Disposition of Collateral............................................................   110
SECTION 14.05. Enforcement of Claims Against Collateral.........................................................   112
SECTION 14.06. Authorization of Actions To Be Taken by the Trustee..............................................   112

SIGNATURES......................................................................................................   114

SCHEDULE 1 - Permitted Indebtedness
EXHIBIT A - Form of Note
EXHIBIT B - Form of Transfer Certificate for Transfer to QIB
EXHIBIT C - Form of Certificate to be Delivered in Connection with Transfers
            Pursuant to Regulation S
EXHIBIT D - Form of Rule 144 Certification
EXHIBIT E - Form of Intercreditor Agreement
EXHIBIT F - International Subordination Agreement
EXHIBIT G - RMI Subordination Agreement
EXHIBIT H - Security Agreement

                              CROSS-REFERENCE TABLE

TRUST INDENTURE ACT
     SECTION                                                                       INDENTURE SECTION
     -------                                                                       -----------------
310     (a) (1)       .....................................................             6.09
        (a) (2)       .....................................................             6.09
        (a) (5)       .....................................................             6.11; 6.12
        (b)           .....................................................             6.08; 6.10
311     (a)           .....................................................             6.13
        (b)           .....................................................             6.13
312     (a)           .....................................................             7.01
        (c)           .....................................................             7.02
313     (a)           .....................................................             7.03
        (c)           .....................................................             7.03
314     (a) (1)       .....................................................             7.04(a)
        (a) (2)       .....................................................             7.04(b)
        (a) (3)       .....................................................             7.04(c)
        (a) (4)       .....................................................             10.18
        (b) (1)       .....................................................             14.03(a)
        (b) (2)       .....................................................             14.03(b)
        (c) (1)       .....................................................             1.03
        (c) (2)       .....................................................             1.03
        (e)           .....................................................             1.03
315     (a)           .....................................................             6.01(b)
        (b)           .....................................................             6.02
        (c)           .....................................................             6.01(a)
        (d)           .....................................................             6.01(c)
        (e)           .....................................................             5.14
316     (a) (last sentence) ...............................................             1.01 ("Outstanding")
        (a) (1) (A)   .....................................................             5.12
        (a) (1) (B)   .....................................................             5.13
        (b)           .....................................................             5.08
        (c)           .....................................................             9.07
317     (a) (1)       .....................................................             5.03
        (a) (2)       .....................................................             5.04
        (b)           .....................................................             10.03
318     (a)           .....................................................             1.08

-----------------------------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                  INDENTURE, dated as of March 10, 2003, among HOLLINGER INC., a corporation incorporated under the Canada Business Corporation Act (as more fully defined below, the "Company"), RAVELSTON MANAGEMENT INC., a corporation incorporated under the laws of the Province of Ontario, as guarantor ("RMI"), 504468 N.B. INC., an indirect wholly owned subsidiary of the Company organized under the laws of the Province of New Brunswick, as guarantor ("NBI" and, together with RMI, as more fully defined below, the "Note Guarantors"), THE RAVELSTON CORPORATION LIMITED, a corporation incorporated under the laws of the Province of Ontario ("RCL"), SUGRA LIMITED, a wholly owned subsidiary of the Company organized under the laws of the Province of Ontario ("Sugra"), and WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                                    RECITALS

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its senior secured notes, to be issued pursuant to Articles II and III hereof or a supplemental indenture (each a "Note" and collectively the "Notes").

                  Each of the Note Guarantors has duly authorized the issuance of a guarantee (the "Guarantee") of the Notes, of substantially the tenor as hereinafter set forth, and to provide therefor, each of the Note Guarantors has duly authorized the execution and delivery of this Indenture in its capacity as a Note Guarantor hereunder.

                  Each of RCL and Sugra has duly authorized the execution and delivery of this Indenture to provide certain covenants with respect to the Notes.

                  This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

                  All acts and things necessary have been done to make (i) the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and (ii) this Indenture a valid agreement of the Company, RCL, Sugra and the Note Guarantors in accordance with the terms of this Indenture.

                  NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE I

             Definitions and Other Provisions of General Application

                  SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (e) all references to Cdn. $ shall refer to the lawful currency of Canada and all references to $, including U.S. dollars or United States dollars, shall refer to the lawful currency of the United States of America. In all events, all payments to be made hereunder shall be made in United States dollars.

                  The following terms shall have the meanings set forth in this
Section:

                  "Acceleration Right" means a right, which at the time is immediately exercisable (without further notice or lapse of time), by the holders or a trustee to cause the acceleration of the maturity of Indebtedness of the Company or a Restricted Subsidiary having an aggregate principal amount outstanding of at least $2,500,000.

                  "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness will be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

                  "Additional Note Board Resolutions" means resolutions that are duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers' Certificate providing for the issuance of Additional Notes.

                  "Additional Note Supplemental Indenture" means a supplement to this Indenture duly executed and delivered by the Company, the Note Guarantors, RCL, Sugra and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.

                  "Additional Notes" means additional Notes of up to an amount equal to the difference between (i) $150 million and (ii) the aggregate principal amount of Notes originally issued as of the Issue Date, such difference to exclude the aggregate principal amount of any replacement Notes and any Exchange Notes as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture.

                  "Adjusted Net Cash Flow" means, for any period, the Net Cash Flow plus the Annual Support Amount.

                  "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such Person's equity ownership or Voting Stock or any officer or director of any such Person, or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means the relevant agent bank under any Credit Facility established by the Company, and such agent bank's successors and assigns.

                  "Annual Support Amount" has the meaning set forth in the Support Agreement.

                  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, amalgamation, consolidation or sale and leaseback transaction but not the grant of a pledge or security interest) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Restricted Subsidiaries; or (iii) any other properties or assets (other than cash) of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (A) any transfer of properties and assets, in a single transaction or series of related transactions, that is governed by the provisions of Article VIII, (B) any transfer of properties and assets from any Restricted Subsidiary to the Company in accordance with the terms of this Indenture, (C) any transfer of properties and assets, in a single transaction or series of related transactions, having a market value of less than $1,000,000 (it being understood that, if the market value of the properties or assets being transferred exceeds $1,000,000, the entire value and not just the portion in excess of $1,000,000 shall be deemed to have been the subject of an Asset Sale),
(D) any transfer of properties and assets which are obsolete (in the case of equipment) to the Company's and its Restricted Subsidiaries' businesses, (E) any transfer of properties and assets to any Restricted Subsidiary, (F) any transfer of properties and assets from any Restricted Subsidiary to any other Restricted Subsidiary, and (G) any release of the Senior Notes Collateral permitted under and made in accordance with the provisions hereof or of the Security Documents.

                  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the product of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                  "Bankruptcy Law" means Title Eleven of the United States Code, as amended, or any similar United States federal or state or foreign law (including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)) relating to bankruptcy, insolvency, receivership, winding-up, liquidation, consolidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

                  "Board Resolution" means a copy of a resolution certified by an Officer of the Company to have been duly adopted by such Board of Directors of the Company or a duly authorized committee of such board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, or the city in which the principal corporate trust office of the Trustee is located (initially Wilmington, Delaware), are authorized or obligated by law or executive order to close.

                  "Business Opportunities Agreement" means the Business Opportunities Agreement dated as of February 7, 1996, between the Company and Hollinger International and any amendment, modification or supplement thereto or restatement thereof and any similar agreements entered into after the date of the original issuance of the Notes in accordance with the terms of this Indenture.

                  "Capital Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a consolidated basis under any capital lease of real or personal property, which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

                  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock and options, warrants or other rights to acquire such Person's capital stock.

                  "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated A-1 (or higher) according to S&P or P-1 (or higher) according to Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000; and (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

                  "Certificated Note" means any Note issued in registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 3.05 and Exhibit A.

                  "Change of Control" means the occurrence of any of the following:

                  (a) there is a report filed on Schedule 13D, 14D-1 or 14D-1F (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for purposes of this definition, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing), other than any person consisting solely of Lord Black (or his heirs, executors or legal representatives) and his Affiliates, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of Voting Stock representing 50% or more of the total voting power attached to all Voting Stock of the Company or RMI then outstanding; provided, however, that a person shall not be deemed to be the beneficial owner of, or to own beneficially,
         (i) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (ii) any securities if such beneficial ownership (A) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to applicable law, and
         (B) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

                  (b) there is a report filed or required to be filed with any securities commission or securities regulatory authority in Canada, disclosing (expressly or otherwise) that any offeror (as the term "offeror" is defined in Section 89(1) of the Securities Act (Ontario) for the purpose of Section 101 of such Securities Act or any successor provision of the foregoing and which term shall include, for greater certainty, any person who directly or indirectly acquires beneficial ownership within the meaning of such Securities Act of, or control or direction over, voting or equity securities of the Company), other than any person consisting solely of Lord Black (or his heirs, executors or legal representatives) and his Affiliates, has directly or indirectly acquired beneficial ownership (within the meaning of the Securities Act (Ontario)) of, or the power to exercise control or direction over, voting or equity securities, or securities convertible into voting or equity securities, of the Company that together with such offeror's securities (as the term "offeror's securities" is defined in Section 89(1) of the Securities Act (Ontario) or any successor provision thereto in relation to the voting or equity shares of the Company) would constitute Voting Stock of the Company representing 50% or more of the total voting power attached to all Voting Stock of the Company then outstanding;

                  (c) any person, other than any person consisting solely of Lord Black (or his heirs, executors or legal representatives) and his Affiliates, directly or indirectly acquires beneficial ownership (within the meaning of the Securities Act (Ontario)) of, or the power to exercise control or direction over, voting or equity securities, or securities convertible into voting or equity securities, of RMI that together with such person's securities (the term "person's securities" to have the same meaning as "offeror's securities" as defined in
         Section 89(1) of the Securities Act (Ontario) or any successor provision thereto in relation to the voting or equity shares of the
         RMI) would constitute Voting Stock of RMI representing 50% or more of the total voting power attached to all Voting Stock of RMI then outstanding;

                  (d) there is consummated a consolidation (involving a business combination), merger or amalgamation of the Company or RMI, as the case may be, (i) in which the Company or RMI, as the case may be, is not the continuing or surviving corporation or (ii) pursuant to which any Voting Stock of the Company or RMI, as the case may be, would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) a consolidation, merger or amalgamation of the Company or RMI, as the case may be, in which the holders of the Voting Stock of the Company or RMI, as the case may be, immediately prior to the consolidation, merger or amalgamation have, directly or indirectly, 50% or more of the Voting Stock of the continuing or surviving corporation immediately after such transaction;

                  (e) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company or RMI (together with any new directors whose election by such Board of Directors, or whose nomination for election by the stockholders of the Company or RMI, as the case may be, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; or

                  (f) Lord Black (or his heirs, executors and legal representatives) and his Affiliates cease to beneficially own and control the voting of, directly or indirectly, Voting Stock of the Company or RMI representing a greater percentage of the total voting power attached to the Voting Stock of the Company or RMI than the percentage beneficially owned and controlled, directly or indirectly, by any other single shareholder of the Company or RMI together with its Affiliates (a "Designated Transaction") and there shall occur a Rating Decline.

                  For purposes hereof, "Rating Decline" means an event that will be deemed to have occurred if, on any date within the period (the "Rating Period") beginning on the date (the "Reference Date") of the earlier to occur of
(A) the first public announcement by the Company or any other Person of an intention to effect any Designated Transaction and (B) the occurrence of such Designated Transaction, and ending on the date 90 days thereafter, either of the following events has occurred: (1) the Notes (or any other securities of the Company which are rated by a Rating Agency on the date which is 61 days prior to the Reference Date (the "Rating Date")) shall be rated by any Rating Agency at any time during the Rating Period at a rating which is lower than the rating of the Notes (or such other securities of the Company, as the case may be) by such Rating Agency on the Rating Date by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) or (2) any Rating Agency shall have withdrawn its rating of the Notes (or such other securities of the Company, as the case may be) during the Rating Period.

                  "Class A Common Stock" means the Class A common stock, par value $0.01 per share, of Hollinger International.

                  "Class B Common Stock" means the Class B common stock, par value $0.01 per share, of Hollinger International.

                  "Class B Shares" means the 14,990,000 shares of Class B Common Stock pledged pursuant to the Security Agreement as security for the Company's obligations under the Notes and NBI's obligations under the NBI Guarantee, as such number may be adjusted from time to time as permitted by this Indenture or the Security Agreement.

                  "Code" means the Internal Revenue of 1986, as amended.

                  "Collateral" means any property, assets, proceeds or other items that may be pledged as security for the Notes, whether pursuant to Section 10.11, Article XIV or otherwise.

                  "Collateral Account" means a collateral account established by the Company with the Collateral Agent or another financial institution pursuant to and in accordance with the Security Agreement.

                  "Collateral Agent" means the collateral agent under the Indenture, the Intercreditor Agreement and the Security Agreement, which initially shall be the Trustee, acting in its capacity as Collateral Agent under such agreements on behalf of and for the benefit of the Trustee and the Holders.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Company" means Hollinger Inc., a corporation incorporated under the Canada Business Corporation Act, until a successor Person shall have become such pursuant to Article VIII of this Indenture and thereafter "Company" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the Notes for purposes of complying with such provisions, including any Note Guarantor.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice Chairman, its President or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and in form and substance reasonably satisfactory to the Trustee and delivered to the Trustee.

                  "Consolidated Assets" means, with respect to the Company, the total assets shown on the balance sheet of the Company and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, as of the Company's latest full fiscal quarter.

                  "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP (other than any dividends paid by the Company on the Series II Preferred Shares and Series III Preferred Shares or any Capital Stock issued in replacement therefor), including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period, and all capitalized interest of the Company and the Restricted Subsidiaries, in each case as determined on a Consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth" means the common and preferred stockholders' equity of the Company and its Restricted Subsidiaries (exclusive of any redeemable capital stock), as determined on a Consolidated basis and in accordance with GAAP.

                  "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP; provided, however, that the accounts of any Unrestricted Subsidiary shall not be consolidated with the Company but instead the interest of the Company or any Restricted Subsidiary therein will be accounted for as an investment on an equity basis. The term "Consolidated" shall have a correlative meaning.

                  "Contribution Agreement" means the contribution agreement among RCL, RMI and the Company to be dated the date hereof.

                  "Corporate Trust Office" means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 920 King Street, Suite 102, Wilmington, DE 19801.

                  "Coverage Ratio" means, with respect to the Company and its Restricted Subsidiaries, the ratio of (x) the sum of Adjusted Net Cash Flow and Consolidated Interest Expense, to (y) the Consolidated Interest Expense for the preceding four quarter period.

                  "Credit Facility" means an agreement that the Company and NBI may enter into with one or more Canadian chartered banks and other financial institutions with respect to a credit facility providing for up to Cdn. $15 million in borrowings by the Company and NBI on a revolving line of credit basis, which borrowings may (i) at the option of the Company and subject to such conditions as may be set forth in such agreement, be converted into a term loan having an Average Life to Stated Maturity and Stated Maturity sooner than those of the Notes, provided that at the time of such conversion no Default or Event of Default under the Notes or the Credit Facility has occurred and is continuing, and (ii) be secured by a first priority lien on any of the assets, properties and rights of the Company or NBI not pledged as collateral for the Notes pursuant to the Security Agreement, as such credit agreement may be amended, amended and restated, renewed, extended, substituted, refinanced, restructured, replaced, supplemented, waived, deferred or otherwise modified from time to time, in each case whether with the same and/or different lenders, and also including all related guarantees, security or pledge arrangements, hedging arrangements and other instruments and agreements executed in connection therewith; provided further that the Agent, any collateral agent and each lender under such Credit Facility shall, concurrently with the execution and delivery of such credit agreement have executed and delivered an Intercreditor Agreement.

                  "Currency Agreements" means one or more of the following agreements which shall be entered into with one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

                  "Current Market Price" means, with respect to any share of Class A Common Stock or Class B Common Stock of Hollinger International on any date, the simple average of the daily closing prices for the 45 consecutive Trading Days ending on the date of determination or the date on which any of the Pledged Share Collateral is to be released as permitted under Section 14.04(a)(ii) or (v) of this Indenture, as the context requires. The closing price for each day shall be the last reported sales price of the Class A Common Stock or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices of the Class A Common Stock in either case on the New York Stock Exchange (the "NYSE") or, if the Class A Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price of the Class A Common Stock as quoted by NASDAQ or, in case no reported sale takes place, the average of the closing bid and asked prices as quoted by NASDAQ or any comparable system or, if the Class A Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Class A Common Stock as determined by the Independent Directors of the Company.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Class A Shares" means the 10,108,302 Class A Common Stock pledged as security for the Company's obligations under the Notes pursuant to the Security

Agreement, as such number may be adjusted from time to time as permitted by this Indenture or the Security Agreement.

                  "Designated Transaction" shall have the meaning assigned to such term in paragraph (f) of the "Change of Control" definition.

                  "Distribution Compliance Period" means, in respect of any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities
Act) pursuant to Regulation S and (b) the issue date for such Notes.

                  "Dividend Offset Amount" means the excess of any Net Dividend Amount received by the Company and NBI in the relevant fiscal year over $4.65 million.

                  "Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

                  "Event of Default" has the meaning specified in Article V.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means debt securities of the Company, guaranteed by Hollinger International, substantially identical in all material respects to the Notes (except that the additional interest provisions and the transfer restrictions pertaining to the Notes will be modified or eliminated, as appropriate), to be issued pursuant to this Indenture.

                  "Exchange Offer Registration Statement" shall have the meaning assigned to such term in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

                  "Floor Amount" means $14,000,000 in each fiscal year, less (i) the aggregate amount of management fees paid in cash by Hollinger International and its subsidiaries directly to the Company or to its Wholly Owned Restricted Subsidiaries in such fiscal year, and (ii) any Dividend Offset Amount in such fiscal year. With respect to any period that is less than a fiscal year, the Floor Amount shall be calculated pro rata by reference to the number of days in such period, computed on the basis of a 360-day year of twelve 30-day months.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in Canada, consistently applied, which are in effect on the date of this Indenture.

                  "Global Note" means any Note issued in registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 3.05 and Exhibit A.

                  "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of "Indebtedness" guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness (or to indemnify another Person for the costs thereof), (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),
(iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor against loss, provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Guarantee Obligations" means the obligations of the Guarantors under the Indenture, the Notes and the Guarantees to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Notes, and the performance of all other obligations to the Trustee, the Paying Agent and the Holders under this Indenture and the Notes, according to the terms thereof.

                  "Guarantees" means the RMI Guarantee and the NBI Guarantee and, if the context requires, the guarantee by any Restricted Subsidiary of the Indenture Obligations.

                  "HCPH" means Hollinger Canadian Publishing Holdings Co., a subsidiary of Hollinger International organized under the laws of the Province of Nova Scotia.

                  "Holder" means a Person in whose name a Note is registered in the Note Register.

                  "Hollinger International" means Hollinger International Inc., a corporation incorporated under the laws of Delaware.

                  "Incur" means create, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise incur.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (or other obligations to former owners of acquired businesses), excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such

Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements and Currency Agreements of such Person related to the settlement or termination of those agreements as of the date of determination, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock and (without duplication) all Preferred Stock of Restricted Subsidiaries other than Preferred Stock held by Restricted Subsidiaries or the Company, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Indebtedness of the types referred to in clauses
(i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock or Preferred Stock as if such Redeemable Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock or Preferred Stock, such fair market value to be determined in good faith by the Board of Directors of such Person.

                  "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the Notes established as contemplated by Section 2.01.

                  "Indenture Obligations" means the obligations of the Company under this Indenture or under the Notes to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Notes, and the performance of all other obligations to the Trustee, the Paying Agent and the Holders under this Indenture and the Notes, according to the terms thereof.

                  "Independent Director" means a member of the board of directors of a Person that is not an officer, employee or former officer or employee of such Person or one of its Affiliates and, with respect to any transaction or series of related transactions, a member of the board of directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions (including for such purpose the interest of any other Person with respect to whom such director is also a director, officer or employee).

                  "Intercreditor Agreement" means an intercreditor agreement among the Trustee, the Collateral Agent, the Agent, and any collateral agent and lenders under the Credit Facility, substantially in the form attached as Exhibit E to this Indenture; provided, however that (i) any variations from Exhibit E, taken as a whole, shall not be materially less favorable to the Trustee, Collateral Agent and the Holders than the terms and conditions reflected in Exhibit E and (ii) the Company and the Note Guarantors shall, at the time such Intercreditor Agreement is entered into, have delivered to the Trustee and the Collateral Agent an Opinion of Counsel confirming the matters set forth in clause (i) of this proviso and such other matters as this Indenture may require and as the Trustee or Collateral Agent may request.

                  "Interest Payment Date" means the Stated Maturity of a regular installment of interest on the Notes or the Special Payment Date with respect to Defaulted Interest.

                  "Interest Rate Agreements" means one or more of the following agreements which shall be entered into from time to time with one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements.

                  "International Intercompany Note" means that certain Amended Promissory Note dated as of the Issue Date from NBI to Hollinger International in the principal amount of $20,349,216.49 (being the Indebtedness owed by NBI after giving effect to the offset, in the form of the purchase price payable by Hollinger International to NBI in respect of the Share Cancellation Transaction, against the original amount of Indebtedness owed by NBI to Hollinger International prior to the Issue Date, plus accrued and unpaid interest thereon through the Issue Date). The International Intercompany Note (x) shall (i) be deemed to include any promissory note(s) issued by NBI to Hollinger International from time to time in payment of interest accrued on the Amended Promissory Note (and on any such notes previously issued in payment of interest) and (ii) have (A) a Stated Maturity occurring later than the Stated Maturity of the Notes and (B) an Average Life to Stated Maturity greater than the Average Life to Stated Maturity of the Notes, and (y) may be assigned by Hollinger International to any of its Affiliates, provided that no such assignment may be made as an offset against any payments due by Hollinger International or HCPH to RMI under the Services Agreements, provided further that any such Affiliate assignee of the International Intercompany Note shall agree to be bound by the International Subordination Agreement with the same effect as if it had originally been a party thereto.

                  "International Subordination Agreement" means a Subordination Agreement in the form attached hereto as Exhibit F whereby the Company, NBI and Hollinger International (or, as applicable, any transferee Affiliate of Hollinger International to the extent permitted under the definition of "International Intercompany Note") agree that any Indebtedness owed by the Company and NBI to Hollinger International (or such transferee) under or in respect of the International Intercompany Note shall be expressly subordinated in right of payment to the Notes.

                  "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other

Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Issue Date" means the first date of issuance of Notes under this Indenture.

                  "Issue Date Notes" means the $120,000,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes, Private Exchange Notes and Exchange Notes issued therefor in accordance with this Indenture.

                  "Issue Date Registration Rights Agreement" means the Registration Rights Agreement dated March 5, 2003 by and among the Company, the Note Guarantors and Wachovia Securities, Inc., as initial purchaser.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

                  "Lord Black" means Lord Black of Crossharbour, PC(C), OC,
KCSG.

                  "Material Restricted Subsidiary" means each Restricted Subsidiary of the Company which (i) for the most recent fiscal year of the Company accounted for more than 5% of the Consolidated revenues of the Company and its Restricted Subsidiaries or (ii) at the end of such fiscal year was the owner (beneficial or otherwise) of more than 5% of the Consolidated Assets of the Company and its Restricted Subsidiaries, all as shown on the Company's Consolidated financial statements for such fiscal year.

                  "Maturity" when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Purchase Date or the Redemption Date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

                  "NBI" means 504468 N.B. Inc., an indirect wholly owned subsidiary of the Company organized under the laws of the Province of New Brunswick.

                  "NBI Guarantee" means the guarantee by NBI of the Indenture Obligations.

                  "Negative Net Cash Flow" means Net Cash Flow that is less than zero.

                  "Net Cash Flow" means, for any period, Net Income plus, without duplication, (i) the amount of all non-cash items reducing Net Income,
(ii) all amounts deducted in the calculation of Net Income on account of depreciation and amortization, and (iii) all taxes provided for in the calculation of Net Income, less, without duplication, (iv) any non-cash items increasing Net Income, (v) all taxes paid in cash during such period, (vi) all capital expenditures made in cash during such period, and (vii) all dividends (excluding dividends on the Company's retractable common shares) made during such period; all calculated in accordance with GAAP as of the last day of any period. The Net Cash Flow of the Company will be calculated in U.S.

dollars; any monetary amount in a currency other than U.S. dollars will be converted into U.S. dollars at the average exchange rate prevailing during the relevant period.

                  "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Cash Equivalents including payments of principal and interest in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire indebtedness where payment of such indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined and reflected in an Officers' Certificate delivered to the Trustee, and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that has been converted into or exchanged for Capital Stock, as referred to in Section 10.09, the proceeds of such issuance or sale in the form of Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Net Dividend Amount" means the net cash dividend amount received by the Company and NBI in the relevant fiscal year on the shares of Class A Common Stock and Class B Common Stock held by them (including, without limitation, any such shares pledged to the Collateral Agent as Pledged Share Collateral), after deducting (i) any withholding taxes or income taxes paid or payable in cash by the Company or NBI in respect of such dividends, and (ii) any dividends received by the Company or NBI on such number of shares of Hollinger International held by the Company or NBI that corresponds to the number of shares of Class A Common Stock into which the Series II Preferred Shares are exchangeable.

                  "Net Income" of the Company means, for any period, the unconsolidated net income (or loss (and treating a loss as a negative number)) of the Company for such period, adjusted by excluding, without duplication, to the extent included in calculating such net income (or loss), (i) all extraordinary gains and losses, (ii) the net income (or loss) of any Person acquired during the specified period attributable to any period prior to the date of such acquisition, (iii) any gain or loss realized upon the termination of any employee pension benefit plan, (iv) aggregate gains and losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business (provided that any sale of

Capital Stock of Hollinger International for cash would be considered a disposition in the ordinary course of business), (v) any gain from the collection of proceeds of life insurance policies and (vi) any gain or loss arising from the acquisition of any securities of the Company, or the extinguishment, under GAAP, of any Indebtedness of the Company. The Net Income of the Company will be calculated in U.S. dollars; any monetary amount in a currency other than U.S. dollars will be converted into U.S. dollars at the average exchange rate prevailing during the relevant period.

                  "Note Custodian" means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

                  "Note Guarantors" means RMI and NBI and, if the context requires, any Restricted Subsidiary guarantor of the Indenture Obligations.

                  "Notes" means any of the Company's 11.875% Senior Secured Notes due 2011 issued and authenticated pursuant to this Indenture.

                  "Officer" when used with respect to the Company means the Chairman of the Board, Vice Chairman, President or a Vice President (regardless of Vice Presidential designation), Treasurer, Secretary or an Assistant Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, Secretary or an Assistant Secretary, of the Company, in form and substance reasonably satisfactory to, and delivered to, the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, in form and substance reasonably satisfactory to the Trustee, who may be counsel for the Company or the Trustee, and who shall be reasonably acceptable to the Trustee, including but not limited to an Opinion of Independent Counsel.

                  "Opinion of Independent Counsel" means a written opinion, in form and substance reasonably satisfactory to the Trustee, by someone who is not an employee or former employee of the Company and who shall be reasonably acceptable to the Trustee.

                  "Outstanding" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore irrevocably deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders; provided that, if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

                  (c) Notes, except to the extent provided in Sections 4.02 and 4.03, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article IV; and

                  (d) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee and the Company proof reasonably satisfactory to each of them that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

                  "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment with the Notes.

                  "Paying Agent" means any Person authorized by the Company to pay the principal, premium, if any, or interest on any Notes on behalf of the Company. The Company initially authorizes the Trustee to act as Paying Agent for the Notes on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any Notes issued under this Indenture.

                  "Permitted Distribution" means a distribution of an aggregate of $44.1 million by the Company to RCL on or about the Issue Date, by way of repayment of a loan of $32.6 million owed by the Company to RCL and a loan of $11.5 million by the Company to RCL, which aggregate amount shall be promptly applied by RCL to repay all outstanding amounts under the RCL Credit Agreement.

                  "Permitted Indebtedness" means the following:

                  (i) Indebtedness of the Company (including as guarantor of NBI) or NBI under a Credit Facility to be established by the Company in a maximum aggregate principal amount at any one time outstanding (including any refinancings thereof) not to exceed Cdn. $15,000,000; provided that, if any portion of the Credit Facility is comprised of term loans (defined as loans with an amortizing schedule of principal repayment), such maximum amount shall be reduced to the extent of any permanent repayment of any Indebtedness under such term loans pursuant to Section 10.13 of this Indenture;

                  (ii) Indebtedness of the Company pursuant to the Notes and Indebtedness of any Restricted Subsidiary constituting a Guarantee of the Notes;

                  (iii) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date hereof and listed on Schedule 1 hereto, provided that with respect to any Indebtedness of the Company and NBI under or in respect of the International Intercompany Note, none of such Indebtedness shall be deemed to be permitted hereunder unless Hollinger International, the Company and NBI shall have entered into the International Subordination Agreement on or prior to the Issue Date, provided further that in the event Hollinger International assigns the International Intercompany Note to an Affiliate, such Affiliate agrees in writing to be bound by the terms of the International Subordination Agreement as if it had originally been a party thereto;

                  (iv) Indebtedness (a) of the Company owing to a Restricted Subsidiary, or (b) of a Restricted Subsidiary owing to another Restricted Subsidiary or the Company; provided that any such Indebtedness is made pursuant to an intercompany note setting forth the principal amount, interest rate and payment dates, the maturity or similar terms and, in the case of Indebtedness of the Company owing to a Restricted Subsidiary, is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided further that (x) any disposition, pledge or transfer of any such Indebtedness to a Person (other than (A) to the Company or a Restricted Subsidiary or (B) a pledge of such Indebtedness to secure Indebtedness existing at such time under, and pursuant to the terms of, the Credit Facility) will be deemed to be an Incurrence of such Indebtedness by the obligor not permitted by this clause (iv) and (y) any transaction pursuant to which any Restricted Subsidiary that has Indebtedness owing to the Company or any other Restricted Subsidiary ceases to be a Restricted Subsidiary will be deemed to be the Incurrence of Indebtedness by the Company or such other Restricted Subsidiary that is not permitted by this clause (iv);

                  (v) obligations of the Company or any Restricted Subsidiary pursuant to Interest Rate Agreements or Currency Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates or currency exchange rates in respect of Indebtedness of the Company or any of its Restricted Subsidiaries, the notional amount of which (in the case of Interest Rate Agreements) and the notional or exchange amount of which (in the case of Currency Agreements) do not exceed the aggregate principal amount of such Indebtedness;

                  (vi) guarantees by Restricted Subsidiaries of Indebtedness of the Company otherwise permitted to be Incurred under the definition of "Permitted Indebtedness" and in accordance with the provisions of
         Section 10.12 of this Indenture;

                  (vii) Redeemable Capital Stock or Preferred Stock issued by the Company from time to time to finance retractions or redemptions of
         (a) its outstanding Retractable Common Shares and Series II Preferred Shares (other than any such shares held by Affiliates of the Company) and (b) any Series III Preferred Shares not retracted or redeemed with proceeds of Subordinated Indebtedness incurred as permitted under clause (ix) below;

                  (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness Incurred as described in paragraphs (ii), (iii), (vi),
         (ix) and (x) of this definition of "Permitted Indebtedness," by the Company or by the obligor of such Permitted Indebtedness, including any successive refinancings, so long as (a) such refinancing does not increase the aggregate principal amount of Indebtedness represented thereby and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness and (b) any such refinancing Indebtedness shall not be senior in right of payment to the Indebtedness so refinanced;

                  (ix) Subordinated Indebtedness of the Company incurred to finance the redemption price at maturity of the Series III Preferred Shares, so long as (a) such Indebtedness is not in an aggregate principal amount greater than the aggregate redemption price of such Series III Preferred Shares and (b) not more than 50% in principal amount of such Indebtedness has a Stated Maturity occurring earlier than that of the Notes;

                  (x) Indebtedness of the Company or any Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed $1,000,000 in respect of purchase money obligations, provided (a) such Indebtedness is Incurred within 180 days of the purchase of the relevant assets, (b) such Indebtedness does not exceed the actual purchase price of such assets and (c) any related Liens do not extend to any assets other than those being purchased;

                  (xi) Subordinated Indebtedness of the Company owing to RMI, where the loans representing such Subordinated Indebtedness have been made by RMI to the Company pursuant to the terms of, and RMI's obligations under, the Support Agreement, provided that such Indebtedness has a Stated Maturity occurring after the Maturity of the Notes and such Indebtedness is expressly subordinated in right of payment to the Notes in accordance with the RMI Subordination Agreement;

                  (xii) Subordinated Intercompany Loans of the Company owed to RCL or RMI, representing amounts received by the Company from RCL or RMI, respectively, through voluntary cash contributions by RCL or RMI to the Company after the Issue Date; and

                  (xiii) Additional Notes of up to $30,000,000 principal amount in one or more issuances such that, when all such issuances are aggregated with the Notes originally issued on the date of this Indenture (the "Original Notes"), the maximum aggregate principal amount of Notes would not exceed $150,000,000, provided that: (a) the Coverage Ratio must be greater than or equal to 150% on the date of such issuance (before taking into account any Additional Notes to be issued), (b) the Coverage Ratio must be greater than or equal to 125% pro forma for such Additional Notes issuance, (c) the aggregate Current Market Price of the Pledged Share Collateral on the date of such issuance (before taking into account any Additional Notes to be issued) is at least 200% of the principal amount of Notes outstanding prior to such issuance (excluding any Cash Collateralized Notes), (d) the Company deposits an amount of additional Class A Common Stock and/or Class B Common Stock of Hollinger International with the Collateral Agent such that the Current Market Price of the additional common stock is at least 200% of the principal amount of the Additional Notes to be issued, (e) the Additional Notes are issued at an issue price to investors of not less than 99.377%, (f) the Floor Amount pursuant to the Support Agreement is increased proportionately by multiplying the reference to $14,000,000 in the definition of "Floor Amount" by a fraction the numerator of which is the aggregate principal amount of Notes outstanding after such issuance and the denominator of which is the aggregate principal amount of Original Notes, (g) the Company and RMI enter into a supplemental Support Agreement, or amend the Support Agreement with the Trustee and Collateral Agent in order to effect such increase, (h) the Company delivers an Opinion of Independent Counsel to the Trustee as to the validity and enforceability of such supplement or amendment to the Support Agreement, and (i) the Company delivers an Officers' Certificate attaching the express written consent of Hollinger International to the subordination of the International Intercompany Note to any such Additional Notes to the same extent as the Notes issued on the Issue Date.

For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that, if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any refinancing Indebtedness Incurred in the same currency as the Indebtedness being refinanced will be the Dollar Equivalent of the Indebtedness refinanced, except to the extent that (i) such Dollar Equivalent was determined based on a Currency Agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the Dollar Equivalent of such excess will be determined on the date such refinancing Indebtedness is Incurred.

                  "Permitted Investment" means any of the following:

                  (i) Investments in any Restricted Subsidiary or the Company or Investments in a Person if as a result of such Investment
         (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

                  (ii)     Investments in the Notes;

                  (iii) Indebtedness owing to a Restricted Subsidiary or the Company as described under clause (iv) of the definition of "Permitted Indebtedness";

                  (iv)     Temporary Cash Investments;

                  (v) Investments acquired by the Company or any Subsidiary in connection with an Asset Sale permitted under Section 10.13 to the extent such Investments are non-cash consideration as permitted under such covenant;

                  (vi) Investments in existence on the date of this Indenture; and

                  (vii)    in addition to the Investments described in clauses
         (i) through (vi) of this definition of "Permitted Investment," Investments in any Unrestricted Subsidiary or in any joint venture or other entity in an amount not to exceed $500,000 in the aggregate since the date of this Indenture.

                  "Permitted Liens" means:

                  (i) Liens for taxes, assessments, governmental charges or claims that are not yet delinquent or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                  (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens (including maritime Liens) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                  (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

                  (vi) Liens (including extensions, renewals and replacements thereof) upon real or personal property, including Capital Stock, acquired after the Issue Date; provided, that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with clause (x) of the definition of "Permitted Indebtedness";

                  (vii) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted

         Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

                  (viii) Liens in favor of the Company or any Restricted Subsidiary;

                  (ix) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (xi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements;

                  (xii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and

                  (xiii) Liens granted by the Company on or after the date of this Indenture in favor of Hollinger International in and to the Company's rights under the guarantee by RCL of RMI's obligations to the Company under the Contribution Agreement and the Support Agreement.

                  "Permitted Transfer" means an assignment (duly consented to by the Note Guarantors) to (a) the Company or (b) any other existing or new direct or indirect Subsidiary of RCL provided that such entity is (i) formed under the laws of Canada or any province thereof or the United States of America or any state thereof, (ii) has a Consolidated Net Worth at least equal to that of RMI and (iii) has no greater Indebtedness or other liabilities required to be recorded on its balance sheet (as reflected on the most recently available financial statements of such entity) by GAAP or United States Generally Accepted Accounting Principles, as applicable, or contingent obligations than those reflected on RMI's most recent balance sheet.

                  "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

                  "Pledged Agreements" means (i) the fee and other contract rights under the Services Agreements pledged as security for the obligations of RMI under its Guarantee pursuant to the Security Agreement and (ii) the support payment and other contract rights under the Support Agreement pledged as security for the Company's obligations under the Notes pursuant to the Security Agreement.

                  "Pledged Share Collateral" means the Designated Class A Shares and the Class B Shares.

                  "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.07 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

                  "Private Exchange Notes" shall have the meaning assigned to such term in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

                  "Public Equity Offering" means a public offering of Qualified Capital Stock of the Company.

                  "QIB" means any "qualified institutional buyer" (as defined in Rule 144A).

                  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

                  "Rating Agency" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors ("S&P") and Moody's Investors Service, Inc. and its successors ("Moody's") or, if S&P and Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized United States statistical rating agency or agencies substituted for S&P or Moody's or both, as the case may be.

                  "Rating Category" means each major rating category symbolized by (a) in the case of S&P, AAA, AA, A, BBB, BB, B, CCC, CC and C and each such Rating Category shall include pluses or minuses ("gradations") modifying such capital letters; and (b) in the case of Moody's, Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C and each such Rating Category shall include added numerals such as 1, 2 or 3 ("gradations") modifying such letters.

                  "RCL" means The Ravelston Corporation Limited, a corporation incorporated under the laws of the Province of Ontario, and any successor Person.

                  "RCL Credit Agreement" means the credit agreement dated as of July 6, 1999 among RCL, each financial institution from time to time signatory therein, and the lead arranger and administrative agent, syndication agent and documentation agent named therein, as amended through February 24, 2003.

                  "RCL Repayment Amount" means, for any period, any permanent repayment of the principal amount of Indebtedness owing by RCL to the Company that is received by the Company during such period.

                  "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or otherwise exchangeable, would, upon the happening of an event or passage of time, be required to be redeemed in cash prior to any Stated Maturity of the principal of the Notes. For the avoidance of doubt, "Redeemable Capital Stock" shall not be deemed to include any Capital Stock of the Company that is retractable or redeemable at the option of the holder thereof for cash or Class A Common Stock at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof, solely for so long as the Company continues to qualify as a "mutual fund corporation" under the Income Tax Act (Canada).

                  "Redemption Date" when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price" when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

                  "Registered Exchange Offer" means an exchange offer by the Company registered under the Securities Act pursuant to which Notes originally issued pursuant to an exemption from registration under the Securities Act are exchanged for Notes of like principal amount not bearing the Private Placement Legend.

                  "Registration Rights Agreement" means any registration rights agreement between the Company, the Note Guarantors and one or more investment banks acting as initial purchasers in connection with any issuance of Notes under this Indenture, including the Issue Date Registration Rights Agreement.

                  "Registration Statement" means an effective Exchange Offer Registration Statement or Shelf Registration Statement.

                  "Regular Record Date" for the interest payable on any Interest Payment Date relating to a particular Note means the date specified in the Board Resolution or supplemental indenture relating to such Note.

                  "Resale Restriction Termination Date" means, for any Restricted Note that is an Issue Date Note (or beneficial interest therein), two years (or such other period specified in Rule 144(k) under the Securities Act) from the Issue Date or, for any Additional Notes (or beneficial interests therein) that are Restricted Notes, two years (or such other period specified in Rule 144(k)) from the latest such original issue date of such Additional Notes.

                  "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Division of the Trustee or any agent of the Trustee appointed hereunder, including the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or any other officer appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Note" means any Issue Date Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act until such time as:

                  (i) such Issue Date Note (or beneficial interest therein) or Additional Note (or beneficial interest therein) has been exchanged for a corresponding Exchange Note pursuant to an Exchange Offer Registration Statement or has been transferred pursuant to a Shelf Registration Statement;

                  (ii) the Resale Restriction Termination Date therefor has passed;

                  (iii) such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or

                  (iv) the Private Placement Legend therefor has otherwise been removed pursuant to Section 3.06(d), in the case of a beneficial interest in a Global Note, or such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

                  "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

                  "RMI" means Ravelston Management Inc., a corporation incorporated under the laws of the Province of Ontario, and any successor Person.

                  "RMI Guarantee" means the guarantee by RMI of the Indenture Obligations.

                  "RMI Subordination Agreement" means the subordination agreement attached as Exhibit G to this Indenture whereby the Company and RMI agree that any Indebtedness owed by the Company to RMI under the Support Agreement shall be expressly subordinated in right of payment to the Notes.

                  "Rule 144A" means Rule 144A under the Securities Act (or any successor rule).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means the Security Agreement dated the date hereof (attached as Exhibit G to this Indenture) between the Company, RMI, NBI and the Trustee and the Collateral Agent governing (i) the first priority security interest granted by RMI over the Services Agreements in favor of the Collateral Agent, (ii) the first priority pledge granted by the Company and NBI over the Pledged Share Collateral in favor of the Collateral Agent and (iii) the first priority security interest granted by the Company in the Support Agreement in favor of the Collateral Agent.

                  "Security Documents" means the Security Agreement and all other agreements, instruments and documents entered into by the Company and the Note Guarantors from time to time for the purpose of creating and perfecting the security interests in favor of the Collateral Agent in the Senior Notes Collateral.

                  "Senior Notes Collateral" means the Pledged Share Collateral, the Pledged Agreements, any amounts on deposit in the Collateral Account and all other collateral securing the Notes and the Guarantees from time to time as described in the Security Agreement.

                  "Series II Preferred Shares" means the series of preference shares of the Company designated as Exchangeable Non-Voting Preference Shares Series II.

                  "Series III Preferred Shares" means the series of preference shares of the Company designated as Retractable Non-Voting Preference Shares Series III.

                  "Services Agreements" means (1) the Services Agreement dated as of January 1, 1998 between Hollinger International and RCL, as assigned by RCL to RMI pursuant to the Transfer and Consent Agreement dated July 5, 2002, and (2) the Amended and Restated Services Agreement dated as of December 1, 1999 between HCPH (successor in interest to Southam Inc.) and RCL, as assigned by RCL to RMI pursuant to the Transfer and Consent Agreement dated July 5, 2002, and, in each case, as the same may be amended in accordance with the terms of the Security Agreement.

                  "Share Cancellation Transaction" means the cancellation of 2,000,000 shares of Class A Common Stock by way of the repurchase of such shares by Hollinger International from the Company, NBI and/or their nominees and the redemption of 93,206 shares of Hollinger International's Series E preferred stock by NBI.

                  "Shelf Registration Statement" shall have the meaning assigned to such term in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.08.

                  "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed dates on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

                  "Subordinated Indebtedness" means (i) in the case of any Person other than the Company, Indebtedness of such Person that is expressly subordinate in right of payment to any other Indebtedness of such Person pursuant to a written agreement, and (ii) in the case of the Company, Indebtedness of the Company that is expressly subordinate in right of payment to the Notes.

                  "Subordinated Intercompany Loans" means Subordinated Indebtedness of the Company that, in accordance with its terms, is not required to be repaid (including, without limitation, with respect to any principal, premium, redemption amount or interest), and may not be declared due and payable by the lender, at any time prior to the Stated Maturity of the Notes, such that no cash payment is required to be made by the Company in respect of such

Indebtedness (including, without limitation, in respect of interest) for so long as any Notes are outstanding.

                  "Subsidiary" means any Person a majority of the equity ownership of the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more other Subsidiaries.

                  "Sugra" means Sugra Limited, a wholly owned subsidiary of the Company organized under the laws of the Province of Ontario.

                  "Support Agreement" means the support agreement between RMI and the Company to be dated the Issue Date, as amended or supplemented from time to time in accordance with this Indenture.

                  "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, the Trustee or a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Restricted Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (iv) any money market deposit accounts issued or offered by the Trustee or a domestic commercial bank having capital and surplus in excess of $500,000,000.

                  "Trading Day" means, with respect to a security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the exchange or market on which such security is traded.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Unrestricted Subsidiary" means (a) as of the date of this Indenture, Hollinger International and its Subsidiaries and Domgroup Ltd. (excluding NBI, Sugra and 10 Toronto Street Inc.) and (b) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary after the date of this Indenture pursuant to a Board Resolution in accordance with Section
10.20 of this Indenture; provided, however, that a Person may not be designated as an Unrestricted Subsidiary unless (i) the creditors of such Person have no direct or indirect recourse (including, but not limited to, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the Company or a Restricted Subsidiary and (ii) a default by such Person on any of its Indebtedness will not result in, or permit any holder of Indebtedness of the Company or a Restricted Subsidiary to declare, a default on such Indebtedness of the Company or a Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity. Any subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Indenture (other than, in the case of Domgroup Ltd., NBI, Sugra and 10 Toronto Street Inc.).

                  "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the outstanding Capital Stock (other than directors' qualifying shares) of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

                  SECTION 1.02. Other Definitions.

                                                                               Defined in
               Term                                                             Section
               ----                                                            -----------
"Act"                                                                                 1.05
"Additional Amounts"                                                               10.21(b)
"Agent Members"                                                                       3.04
"Authorized Agent"                                                                    1.17
"Allocated Proceeds"                                                                 10.13
"Cash Collateralized Note Amount"                                                    14.04
"Cash Collateralized Notes"                                                          14.04
"Change of Control Offer"                                                            10.14
"Change of Control Purchase Date"                                                    10.14
"Change of Control Purchase Notice"                                                  10.14
"Change of Control Purchase Price"                                                   10.14
"covenant defeasance"                                                                 4.03
"Defaulted Interest"                                                                  3.08
"defeasance"                                                                          4.02
"Defeasance Redemption Date"                                                          4.04
"Defeased Notes"                                                                      4.01
"Deficiency"                                                                         10.13
"Event of Default"                                                                    5.01
"Excess Proceeds"                                                                    10.13
"Excluded Holder"                                                                  10.21(b)
"Excluded Taxes"                                                                   10.21(b)
"Issuance Proceeds"                                                                10.13(f)
"Judgment Currency"                                                                   1.18
"Non-U.S. Person"                                                                     3.06
"Note Amount"                                                                        10.13

"Note Register"                                                                       3.03
"Note Registrar"                                                                      3.03
"Offer"                                                                              10.13
"Offered Price"                                                                      10.13
"Pari Passu Debt Amount"                                                             10.13
"Pari Passu Offer"                                                                   10.13
"Permitted Payment"                                                                  10.09
"Private Placement Legend"                                                            3.05
"Purchase Date"                                                                      10.13
"rate of exchange"                                                                    1.18
"refinancing"                                                                        10.09
"Regulation S Global Note                                                           2.01(e)
"Relevant Taxing Jurisdiction"                                                     10.21(a)
"Required Filing Dates"                                                              10.17
"Restricted Payments"                                                                10.09
"RP Available Amount"                                                                10.09
"Rule 144A Global Note"                                                             2.01(d)
"Senior Representative"                                                              12.03
"Special Payment Date"                                                                3.08
"Surviving Entity"                                                                    8.01
"Taxes"                                                                            10.21(a)
"U.S. Government Obligations"                                                         4.04

                  SECTION 1.03. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate to the effect that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of any certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement to the effect that each individual or firm signing such certificate or opinion has read and understands such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement to the effect that, in the opinion of each such individual or such firm, he has made such examination or investigation as is necessary to enable him or them to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

                  SECTION 1.04. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of such an Officer or of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company with respect to such factual matters and which contains a statement to the effect that the information with respect to such factual matters is in the possession of the Company, unless such Officer or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of any Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b)      The ownership of Notes shall be proved by the Note
Register.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                  (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate of affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  SECTION 1.06. Notices, etc., to Trustee and the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, by first-class mail postage prepaid (return receipt requested) or delivered in person or by recognized overnight courier to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Division, or at any other address furnished in writing prior thereto to the Holders and the Company by the Trustee; or

                  (b) the Company, RMI or NBI shall be sufficient for every purpose (except as provided in Section 5.01(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company, addressed to it at: 10 Toronto Street, Toronto, Canada M5C 2B7, Attn: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company, as the case may be.

                  SECTION 1.07. Notice to Holders; Waiver. Where this Indenture or the Notes provide for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture or the Notes provide for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee or the Company, as applicable, shall be deemed to be a sufficient giving of such notice.

                  SECTION 1.08. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                  SECTION 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 1.10. Successors and Assigns. All covenants and agreements in this Indenture by the Company or any Note Guarantor shall bind its successors and assigns, whether so expressed or not.

                  SECTION 1.11. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 1.12. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 1.13. GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                  SECTION 1.14. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at Maturity or the Stated Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

                  SECTION 1.15. Schedules and Exhibits. All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

                  SECTION 1.16. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  SECTION 1.17. Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Indenture or the Notes may be brought in the courts of the State of New York or the federal courts of the United States located in The City of New York, and each of the Company and the Note Guarantors consents to the jurisdiction of such courts. Each of the Company and the Note Guarantors irrevocably waives any objection, including any objection to the laying of venue or based on forum non conveniens, which it may have to the bringing of any action or proceeding in such jurisdiction with respect to this Indenture, the Notes, the Security Agreement or any other document related thereto. Notwithstanding the foregoing, (1) the Trustee and/or the Collateral Agent shall have the right to bring any action or proceeding against the Company, the Note Guarantors and their property in the courts of any other jurisdiction the Trustee and/or the Collateral Agent deem necessary or appropriate in order to enforce the obligations of the Company and the Note Guarantors or to realize upon the Senior Notes Collateral or other security for those obligations and (2) each of the Company and the Note Guarantors acknowledges that any appeals from the courts described in the preceding sentence may have to be heard by a court located outside those jurisdictions.

                  Each party agrees that any service of process or other legal summons in connection with any proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in
Section 1.06 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law. Each of the Company and the Note Guarantors has appointed Paul Healy at Hollinger International Inc., 712 Fifth Avenue, 18th Floor, New York, NY 10019 as its authorized agent in New York City (the "Authorized Agent," which term, as used herein, includes any successor in such capacity) upon whom process may be served in any such action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby which may be instituted in any federal or state court in the State of New York by the Trustee or by any person who controls the Trustee.

                  To the extent allowed by any applicable requirement of law, each of the Company and the Note Guarantors waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to such party at its address set forth in this Indenture and service so made shall be deemed to be completed five days after the same shall have been so posted in the United States (or Canada, as applicable), postage prepaid. Nothing contained in this Section 1.17 shall affect the right of the Trustee and/or the Collateral Agent to serve legal process by any other manner permitted by law.

                  SECTION 1.18. Judgment Currency. If for the purpose of obtaining judgment in any court or for the purpose of determining, pursuant to the obligations of the Company or any Note Guarantor, the amounts owing hereunder, it is necessary to convert an amount due hereunder in U.S. dollars into a currency other than U.S. dollars (the "Judgment Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Trustee or Collateral Agent could purchase, in the New York foreign exchange market, U.S. dollars with the Judgment Currency on the date that is two Business Days preceding that on which judgment is given or any other payment is due hereunder. Each of the Company and the Note Guarantors agrees that its respective obligation in respect of any U.S. dollars due from it to the Holders hereunder shall, notwithstanding any judgment or payment in the Judgment Currency, be discharged only to the extent that, on the Business Day following the date the Trustee or Collateral Agent receives payment of any sum so adjudged or owing to be due hereunder in the Judgment Currency, the Trustee or Collateral Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market U.S. dollars with the amount of the Judgment Currency so paid; and if the amount of U.S. dollars so purchased, or which could have been so purchased, is less than the amount originally due in U.S. dollars, each of the Company and the Note Guarantors agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Trustee or Collateral Agent against such loss. The term "rate of exchange" in this Section 1.18 means the spot rate at which the Trustee or Collateral Agent, in accordance with normal banking practices is able on the relevant date to purchase U.S. dollars with the Judgment Currency and includes any premium and costs of exchange payable in connection with such purchase.

                  No provision of this Indenture, individually or collectively, shall have the effect of requiring the Company to pay interest (as such term is defined in section 347 of the Criminal Code of Canada) at a rate in excess of 60% per annum, taking into account all other amounts which must be taken into account for the purpose thereof and, to such extent, the Company's obligation to pay interest hereunder shall be so limited.

                                   ARTICLE II

                                  Form of Note

                  SECTION 2.01. Form Generally. (a) The Notes will be issued in registered form without coupons, and in denominations of $1,000 and any integral multiple thereof.

                  (b) The terms and provisions of the Notes, the form of which is in Exhibit A hereto, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company, the Note Guarantors and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

                  (c) The Notes may have notations, legends or endorsements as specified in Section 3.05 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

                  (d) Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Notes (each, a "Rule 144A Global Note").

                  (e) Notes originally offered and sold outside the United States of America will be issued in the form of one or more permanent Global Notes (each, a "Regulation S Global Note").

                  SECTION 2.02. Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication shall be included on the form of the face of the Notes substantially in the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                  This is one of the Notes referred to in the within-mentioned Indenture.

                                                WACHOVIA TRUST COMPANY,
                                                NATIONAL ASSOCIATION, as Trustee

                                                By _____________________________
                                                   Authorized Signatory

                  SECTION 2.03. Form of Guarantees. (a) The form of Guarantee of RMI shall be set forth on the Notes substantially as follows:

                     GUARANTEE OF RAVELSTON MANAGEMENT INC.

                  For value received, RAVELSTON MANAGEMENT INC., a corporation incorporated under the laws of the Province of Ontario, hereby absolutely, unconditionally and irrevocably guarantees to the Holder of this Note and the Trustee, as if Ravelston Management Inc. were the principal debtor, the punctual payment, on demand, of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under this Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Thirteen of this Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note.

                                                RAVELSTON MANAGEMENT INC.

Attest: _________________________               By _____________________________
                                                   Authorized Signatory

                  (b) The form of Guarantee of NBI shall be set forth on the Notes substantially as follows:

                          GUARANTEE OF 504468 N.B. INC.

                  For value received, 504468 N.B. INC., a company organized under the laws of the Province of New Brunswick, hereby absolutely, unconditionally and irrevocably guarantees to the Holder of this Note and the Trustee, as if 504468 N.B. Inc. were the principal debtor, the punctual payment, on demand, of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under this Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Thirteen of this Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note.

                                                504468 N.B. INC.

Attest: _________________________               By _____________________________
                                                   Authorized Signatory

                                   ARTICLE III

                                    The Notes

                  SECTION 3.01. Execution, Authentication, Delivery and Dating.
(a) The Notes shall be executed on behalf of the Company by one of its Chairman of the Board, Vice-Chairman, President or one of its Vice Presidents under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

                  (b) Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices on the date of such Notes.

                  (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $150,000,000.

                  (d) Each Note shall be dated the date of its authentication.

                  (e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  (f) In case the Company, pursuant to Article VIII, shall be consolidated or merged with or into any other Person or shall sell, convey, assign, transfer, lease or otherwise dispose of substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged or consolidated, or the successor Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to
Article VIII, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon a Company Request of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of a Holder but without expense to such Holder, shall provide for the exchange of all Notes at the time Outstanding held by such Holder for Notes authenticated and delivered in such new name.

                  (g) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Company and its Affiliates.

                  SECTION 3.02. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon a Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02 (or in accordance with Section 3.01, in the case of the initial Notes), without charge to the Holders thereof. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon a Company Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 3.03. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee or an agent thereof or of the Company shall initially be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars, but there shall be only one Note Register.

                  Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount.

                  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Note Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

                  No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Notes, but the Company may require payment of a sum sufficient to pay any tax or other governmental charges that may be imposed in connection with any registration of transfer, exchange or redemption of Notes (other than any such governmental charges payable upon exchange or transfer pursuant to a Registered Exchange Offer or pursuant to
Section 3.01, 3.02, 3.07, 9.06, 10.14, 10.15 or 11.08 not involving any transfer).

                  The Company shall not be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

                  None of the Company, the Trustee, any agent of the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  SECTION 3.04. Global Note Provisions (a) Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC,
(ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section 3.05 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

                  (b) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Note Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Note Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

                  (c) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

                  (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice,

                  (ii) the Company executes and delivers to the Trustee and Note Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable, or

                  (iii) an Event of Default has occurred and is continuing and the Note Registrar has received a request from DTC.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this paragraph (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

                  (d) In connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and the Company shall execute, and the Trustee shall authenticate and deliver to the exchanging Holder, a new Certificated Note representing the principal amount not so exchanged unless such principal amount is to be exchanged for a beneficial interest in a Global Note pursuant to
Section 3.06(d).

                  SECTION 3.05. Legends. (a) Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

                  (b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof ("Private Placement Legend").

                  SECTION 3.06. Special Transfer Provisions. (a) The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note: If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a non-U.S. person ("Non-U.S. Person") pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note,

                  (i) upon receipt by the Note Custodian and Note Registrar of:

                           (A) instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Note Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and

                           (B) a certificate in the form of Exhibit C from the transferor, and

                  (ii) subject to the rules and procedures of DTC, the Note Custodian and Note Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

                  (b) If the owner of an interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefor,

                  (i) upon receipt by the Note Custodian and Note Registrar of:

                           (A)      instructions from the Holder of the
                  Regulation S Global Note directing the Note Custodian and Note Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, and

                           (B) a certificate in the form of Exhibit B duly executed by the transferor, and

                  (ii) in accordance with the rules and procedures of DTC, the Note Custodian and Note Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.

                  (c) Other Transfers. Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Note Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with Section 3.06(d).

                  (d) Use and Removal of Private Placement Legends. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Note Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 3.04(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Note Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

                  (i) such Notes (or beneficial interests) are exchanged in a Registered Exchange Offer;

                  (ii) such Notes (or beneficial interests) are transferred pursuant to a Shelf Registration Statement;

                  (iii) such Notes (or beneficial interests) are transferred pursuant to Rule 144 under the Securities Act upon delivery to the Note Registrar of a certificate of the transferor in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Note Registrar;

                  (iv) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

                  (v) in connection with such transfer, exchange or replacement the Note Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it and the Company to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any of clauses (i) through (v) of this paragraph (d). The Company shall deliver to the

Trustee an Officers' Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

                  (e) Consolidation of Global Notes and Exchange of Certificated Notes for Beneficial Interests in Global Notes. If a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) is Outstanding at the time of a Registered Exchange Offer, any interests in a Global Note exchanged in such Registered Exchange Offer shall be exchanged for interests in such Outstanding Global Note.

                  (f) Retention of Documents. The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article III. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

                  (g) Execution, Authentication of Notes, etc. Subject to the other provisions of this Section, when Notes are presented to the Note Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article III, the Company will execute and upon Company Order, the Trustee will authenticate Certificated Notes and Global Notes at the Note Registrar's request. In accordance with the Issue Date Registration Rights Agreement, upon the effectiveness of any Exchange Offer Registration Statement, the Company will execute and upon Company Order, the Trustee will authenticate Exchange Notes or Private Exchange Notes, as the case may be, in exchange for Issue Date Notes. In accordance with a Registration Rights Agreement in respect of Additional Notes, upon the effectiveness of any Exchange Offer Registration Statement in respect of such Additional Notes, the Company will execute and upon Company Order, the Trustee will authenticate Exchange Notes in exchange for such Additional Notes.

                  (h)      No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 3.07. Mutilated, Destroyed, Lost or Stolen Notes. If
(a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company or the Trustee, such security and/or indemnity, in each case as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Note, pay such Note.

                  Upon the issuance of any replacement Notes under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its agents and counsel) connected therewith.

                  Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 3.08. Payment of Interest; Interest Rights Preserved. Interest on any Note which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest payment.

                  Any interest on any Note which is payable, but is not paid or duly provided for on the Stated Maturity of such interest (or within 15 days after the Stated Maturity of such interest) and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder in whose name such Note is registered as of the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

                  (a) the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.

                  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (the "Special Payment Date"), and at the same time the Company shall irrevocably deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Such notice shall be received by the Trustee no less than 30 days prior to the Special Payment Date. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which Special Record Date shall be not more than 15 days and not less than 10 days prior to the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor to be mailed, certified or registered (return receipt requested) first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

                  (b) the Company may make payment to the Persons in whose name the Notes are registered at the close of business on the Special Record Date of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, unless, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such manner of payment shall not be deemed practicable by the Trustee (acting reasonably). The Trustee shall give prompt written notice to the Company of any such determination.

                  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  SECTION 3.09. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered on the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.08) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  None of the Company, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  SECTION 3.10. Cancellation. All Notes surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company or any Restricted Subsidiary may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company or any such Restricted Subsidiary may have acquired in any manner whatsoever, and all Notes so delivered shall upon receipt of a Company Order be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled securities held by the Trustee shall, unless by a Company Order received by the Trustee prior to such destruction the Company shall direct that the canceled Notes be returned to it, be destroyed in accordance with its customary procedures and certification of their destruction delivered to the Company. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company.

                  SECTION 3.11. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Whenever interest to be paid hereunder is to be calculated on the basis of a year of three hundred and sixty (360) days, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by three hundred and sixty (360). The foregoing is disclosed herein solely for the purpose of providing the disclosure required under the Interest Act (Canada).

                  SECTION 3.12. [Reserved]

                  SECTION 3.13. Additional Interest Under Registration Rights Agreements. Under certain circumstances, the Company may be obligated to pay additional interest to Holders, all as and to the extent set forth in the Issue Date Registration Rights Agreement or any Registration Rights Agreement applicable to Additional Notes. The terms thereof are hereby incorporated herein by reference and such additional interest is deemed to be interest for purposes of this Indenture.

                                   ARTICLE IV

                       Defeasance and Covenant Defeasance

                  SECTION 4.01. Company's Option to Effect Defeasance or Covenant Defeasance. The Company may, at its option by Board Resolution, at any time, with respect to any Notes, elect to have either Section 4.02 or Section
4.03 be applied to all of the Outstanding Notes (the "Defeased Notes"), this Indenture and the Security Agreement, upon compliance with the conditions set forth below in this Article IV.

                  SECTION 4.02. Defeasance and Discharge. Upon the Company's exercise under Section 4.01 of the option applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance") and each Note Guarantor shall be deemed to be discharged from its obligations with respect to its Guarantee relating to the Defeased Notes. For this purpose, such defeasance means that the Company and any Note Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company and upon written request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.02, 3.03, 3.07, 10.02 and 10.03, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, and (d) this Article IV. Subject to compliance with this
Article IV, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 4.03 with respect to the Notes.

                  SECTION 4.03. Covenant Defeasance. Upon the Company's exercise under Section 4.01 of the option applicable to this Section, the Company shall be released from its obligations under any covenant or provision contained in Sections 10.05 through 10.18, inclusive, with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Notes shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants and provisions, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein or in such Defeased Notes to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c), (d) or (f) but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

                  SECTION 4.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 4.02 or
Section 4.03 to the Defeased Notes:

                  (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Notes, (a) United States dollars, (b) U.S. Government Obligations (which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, sufficient money), or
         (c) a combination thereof, in such amounts as will be sufficient, as reflected in the written report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm delivered to the Trustee, to pay and discharge (and which shall be applied by the Trustee to pay and discharge) the principal of, premium, if any, and interest on, the Defeased Notes on (x) the Stated Maturity thereof or (y) any date selected by the Company on which the Defeased Notes may be redeemed in whole at the option of the Company (such date being referred to as the "Defeasance Redemption Date"), if (in the case of clause (y)) when electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date; provided that the Trustee (or such qualifying trustee) shall have been irrevocably instructed to apply such United States dollars or the proceeds of such U.S. Government obligations to said payments with respect to the Notes. For this purpose, "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (2) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an opinion of Independent Counsel in the United States to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (3) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (4)      In the case of an election under Section 4.02 and
         Section 4.03, the Company shall have delivered to the Trustee an opinion of Canadian counsel stating that the Company has received from, or there has been published by, the Canada Customs and Revenue Agency a ruling, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal, provincial or territorial income tax or other tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders include Holders who are not resident in Canada).

                  (5) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 5.01(g) and 5.01(h) are concerned, at any time during the period ending on the 121st day after the date of deposit.

                  (6) Any election under Section 4.02 or Section 4.03 shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company.

                  (7) Any election under Section 4.02 or Section 4.03 shall not result in a breach or violation of, or constitute a Default under, this Indenture or a breach or violation of any provision of any agreement relating to any Indebtedness.

                  (8) The Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company.

                  (10) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 121st day after the date of such deposit.

                  (11) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, each to the effect that all conditions precedent provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section.

                  Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited to matters of fact, including that various financial covenants have been complied with.

                  SECTION 4.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall fully pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

                  Anything in this Article IV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 4.04 which, in the opinion of a nationally recognized firm of independent public accountants or nationally recognized investment banking firm expressed in a written report delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance. In the event of an error in any calculation resulting in a withdrawal hereunder, the Company shall deposit an amount equal to the amount erroneously withdrawn as promptly as practicable after becoming aware of such error.

                  SECTION 4.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; provided, however, that (a) if the Company makes any payment to the Trustee or Paying Agent of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Notes and the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent and (b) the Trustee or Paying Agent shall return all such United States dollars and U.S. Government Obligations to the Company promptly after receiving a Company Request therefor at any time, if the Trustee or Paying Agent receives written notice from the Company that such reinstatement of the Company's obligations has occurred and continues to be in effect at such time.

                                    ARTICLE V

                                    Remedies

                  SECTION 5.01. Events of Default. "Event of Default", wherever used herein, means with respect to any Notes any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

                  (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Note when and as the same shall become due and payable at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

                  (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in Section 5.01(a) or (b) or in clauses (ii) or (iii) of this Section 5.01(c)), and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes; (ii) there shall be a default in the performance or breach of the provisions of Article VIII; or (iii) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 10.14;

                  (d) (i) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, a Note Guarantor or any Restricted Subsidiary of the Company then has outstanding indebtedness (other than the Series III Preferred Shares) in excess of $2,500,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated or (ii) one or more defaults shall have occurred under any agreements, indentures or instruments under which Hollinger International or any of its Subsidiaries then has outstanding Indebtedness in excess of $7,500,000 in the aggregate and, if not

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

         already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

                  (e) any Guarantee relating to the Notes shall for any reason cease to be, or be asserted in writing by any Note Guarantor or the Company not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

                  (f) one or more final judgments, orders or decrees (including execution, writ of seizure and sale, sequestration, levy, assessment, injunction or attachment or other process of court) for the payment of money shall be entered against (A) the Company, a Note Guarantor or any Restricted Subsidiary or any of their respective properties, either individually or in the aggregate, in an amount exceeding $2,500,000, or (B) Hollinger International or any of its Subsidiaries or any of their respective properties, either individually or in the aggregate, in an amount exceeding $7,500,000 and, in each case, shall not be discharged and either (i) enforcement proceedings shall have been commenced upon such judgment, order or decree or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

                  (g) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company, any Note Guarantor or any Material Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company, any Note Guarantor or any Material Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Note Guarantor or any Material Restricted Subsidiary under any applicable Federal, provincial or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, administrator, monitor or similar official of the Company, any Note Guarantor or any Material Restricted Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

                  (h) (i) the Company, any Note Guarantor or any Material Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company, any Note Guarantor or any Material Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company, any Note Guarantor or such Material Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company, any Note Guarantor or any Material Restricted Subsidiary files a petition, proposal, notice of intention to file a proposal or answer or consent seeking reorganization or relief which seeks to stay or has the effect of staying any creditor under any applicable Federal, provincial or state law, (iv) the Company, any Note Guarantor or any Material Restricted Subsidiary (x) consents to the filing of such petition, proposal, notice of intention to file a proposal or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator, administrator, monitor or similar official of the Company, any Note Guarantor or such Material Restricted Subsidiary or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (v) the Company, any Note Guarantor or any Material Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (h);

                  (i) the Trustee, Collateral Agent and the Holders cease to have a perfected first priority security interest in any of the Senior Notes Collateral in accordance with the terms of the Security Agreement;

                  (j) the Pledged Agreements shall for any reason cease to be, or be asserted in writing by any party thereto or the Company not to be, in full force and effect, or the Pledged Agreements are terminated, suspended or repudiated by any party thereto, except to the extent contemplated by this Indenture and the Pledged Agreements;

                  (k) in any quarterly period after April 1, 2003, the Company fails to receive in cash a minimum aggregate amount of at least $4.7 million from (i) payments made by RMI during such quarter pursuant to the terms of the Support Agreement, (ii) any management fees paid by Hollinger International and its Subsidiaries directly to the Company or its Wholly Owned Restricted Subsidiaries during such quarter, and (iii) the Net Dividend Amount paid by Hollinger International on its Capital Stock held by the Company and its Wholly Owned Restricted Subsidiaries during such quarter (provided that with respect to any period that is less than a fiscal quarter, the minimum aggregate amount of $4.7 million shall be reduced pro rata by reference to the number of days in such period, calculated on the basis of a 360-day year of twelve 30-day months); or

                  (l) immediately prior to making any repurchase, redemption, defeasance, retirement, acquisition for value or payment of redemption amount of the Company's Series III Preferred Shares pursuant to paragraph (b)(viii) of Section 10.09, the amount to be paid in connection therewith would, after giving effect to such payment, exceed the RP Available Amount.

                  SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Sections 5.01(g) and (h) with respect to the Company) occurs and is continuing with respect to the Notes, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall, declare the principal amount of all the Notes to be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes shall have become due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and, if a Credit Facility is in effect, to the relevant Agent under the Credit Facility in accordance with the terms of the Intercreditor Agreement, and upon any such declaration such amount shall become immediately due and payable. If an Event of Default specified in Sections 5.01(g) or (h) occurs with respect to the Company and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after such declaration or acceleration has been made with respect to the Notes, and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided hereinafter in this Article, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (a) the Company has paid or irrevocably deposited with the Trustee a sum sufficient to pay

                           (i) all sums paid or advanced by the Trustee under Section 6.07 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                           (ii)     all overdue interest on all Notes;

                           (iii) the principal and the premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates presented therefor by the terms of the Notes, to the extent that payment of such interest is lawful; and

                           (iv) interest upon overdue interest at the rate or rates presented therefor by the terms of the Notes, to the extent that payment of such interest is lawful; and

                  (b) all Events of Default with respect to the Notes, other than the nonpayment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

                  SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

                  (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Stated Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise) thereof,

The Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes the whole amount then due and payable on such Notes for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate or rates as may be presented therefor by the terms of any such Note.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

                  If an Event of Default with respect to any Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

                  The rights and remedies under this Section are in addition to the other rights and remedies under this Article V or Article XIII.

                  SECTION 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company or the property of the Company, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, composition or other similar arrangement affecting the Notes or the rights of any

Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 5.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

                  SECTION 5.06. Application of Money Collected. Any money collected by the Trustee with respect to the Notes pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 6.07;

                  SECOND: To the payment in full of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest; and

                  THIRD: The balance, if any, to the Person or Persons entitled thereto as a court of competent jurisdiction shall direct, or to the Company; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

                  SECTION 5.07. Limitation on Suits. No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Notes;

                  (b) the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered, and if requested have provided, to the Trustee an indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that may be incurred in compliance with such request;

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                  (d)      the Trustee for 60 days after its receipt of such
         notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of such Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders of all Notes.

                  SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.08) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, (a) the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and (b) thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 5.10. Rights and Remedies Cumulative. Except as provided in Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

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                  SECTION 5.12. Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that:

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 5.07) or expose the Trustee to personal liability; and

                  (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION 5.13. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

                  (a) in the payment of the principal of, premium, if any, or interest on any Notes, or

                  (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected by such modification or amendment.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  SECTION 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

                  SECTION 5.15. Waiver of Stay, Extension or Usury Laws. The Company (to the extent that it may lawfully do so) covenants that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, which

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would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 5.16. Remedies Subject to Applicable Law. All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                                   ARTICLE VI

                                   The Trustee

                  SECTION 6.01. Duties of Trustee. (a) If a Default or an Event of Default with respect to any Notes actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to any Notes, Asset Sale or Change of Control unless written notice thereof shall have been delivered to a Responsible Officer by the Company or any other Person.

                  (b) Except during the continuance of a Default or an Event of Default with respect to any Notes actually known to the Trustee:

                  (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

                  (2) in the absence of bad faith or wilful misconduct on its part, the Trustee may with respect to any Notes, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                  (1)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

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                  (2)      the Trustee shall not be liable for any error of
         judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in principal amount of Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any loss, expense, fees or financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or loss, expense, fees or financial liability is not reasonably assured to it.

                  (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  SECTION 6.02. Notice of Defaults. Within 30 days after a Responsible Officer of the Trustee receives notice of the occurrence of any Default with respect to any Notes, the Trustee shall, at the Company's expense, transmit by mail to all Holders of such Notes or any other persons entitled to receive reports pursuant to Trust Indenture Act Section 313(c), as their names and addresses appear in the Note Register, notice of such Default, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of such Notes.

                  SECTION 6.03. Certain Rights of Trustee. Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

                  (a) the Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

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

                  (c) wherever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to the taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) in the absence of bad faith on its part, may rely conclusively, upon an Officers' Certificate and/or an Opinion of Counsel;

                  (d) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

                  (e) notwithstanding any other provisions contained in this Indenture, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

                  (f) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence or wilful misconduct of the Trustee;

                  (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document; but the Trustee in its discretion may make such further inquiry or investigation in accordance with any of the provisions of this Indenture into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine such relevant books, records and premises of the Company as may be reasonable, personally or by agent or attorney;

                  (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                  (i) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers.

                  SECTION 6.04. Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes, except that the Trustee represents that

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it is duly authorized to execute and deliver this Indenture, authenticate the
Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

                  SECTION 6.05. Trustee and Agents May Hold Notes; Collections; etc. The Trustee, any Paying Agent, Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent.

                  SECTION 6.06. Money Held in Trust. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article IV, the Trustee shall only be required to invest moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the directions of the Company.

                  SECTION 6.07. Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which, to the extent lawful, shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or wilful misconduct. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(g) or Section 5.01(h), the expenses (including the reasonable compensation and the expenses and disbursements of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law. The Company also covenants to indemnify the Trustee and each predecessor Trustee, and their respective officers, agents and employees for, and to hold them harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without negligence, bad faith or wilful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor

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Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee. As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Notes.

                  SECTION 6.08. Conflicting Interests. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

                  SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under the Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $100,000,000, and have a Corporate Trust Office in The City of New York to the extent there is such an institution eligible and willing to serve. If the Trustee does not have an office in The City of New York, the Trustee shall appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee is required under this Indenture to conduct in The City of New York. The Trustee may not rescind any such agency without the consent of the Company, which consent may not be unreasonably withheld, unless the Trustee appoints a satisfactory replacement or has a Corporate Trust Office in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  SECTION 6.10. Resignation and Removal; Appointment of Successor Trustee. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 6.11.

                  (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to any Notes by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall use its best efforts to promptly appoint a successor Trustee by Board Resolution or written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

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                  (c)      The Trustee may be removed with respect to any Notes
at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

                  (d)      If at any time:

                  (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) with respect to any Notes after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                  (2)      the Trustee shall cease to be eligible under Section
         6.09 with respect to any Notes and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (3) the Trustee shall become incapable of acting with respect to any Notes or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, with respect to any Notes or in the case of bankruptcy or insolvency or receivership pursuant to clause (3) above, with respect to all Notes, or (ii) subject to Section 5.14, any Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Notes, or in the case of bankruptcy or insolvency or receivership pursuant to clause (3) above, with respect to all Notes. Such court may thereupon, after such notice, if any, as it may deem proper, remove the Trustee and appoint a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting with respect to any Notes, or if a vacancy shall occur in the office of Trustee with respect to any Notes for any cause, the Company, by a Board Resolution or written instrument executed by authority of the Board of Directors, shall use its best efforts to promptly appoint a successor Trustee for such Notes and shall comply with the applicable requirements of Section
6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, the Company or a court of competent jurisdiction has not appointed a successor Trustee, a successor Trustee with respect to such Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, and the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such Notes and supersede the successor Trustee appointed by the Company with respect to such Notes. If no successor Trustee shall have been so appointed by the Company or the Holders of such Notes and accepted appointment in the manner hereinafter provided, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Notes.

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

                  (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to any Notes and each appointment of a successor Trustee with respect to any Notes by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office or agent hereunder.

                  SECTION 6.11. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to the Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee under this Indenture with respect to any such Notes; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of its charges then unpaid, such retiring Trustee shall pay over to the successor Trustee all moneys at the time held by it hereunder with respect to any such Notes and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations.

                  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee or such successor Trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 6.07.

                  No successor Trustee with respect to the Notes shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under the provisions of Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.09 in The City of New York.

                  Upon acceptance of appointment by any successor Trustee as provided in this Section, the Company shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section
6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

                  SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided such

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Person shall be eligible under Trust Indenture Act Section 310(a) and this
Article VI and shall have a combined capital and surplus of at least
$100,000,000.

                  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, amalgamation, conversion or consolidation.

                  SECTION 6.13. Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company.

                                   ARTICLE VII

              Holders' Lists and Reports by Trustee and the Company

                  SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

                  (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Regular Record Date; and

                  (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection
         (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar for Notes, no such list need be furnished with respect to such Notes.

                  SECTION 7.02. Disclosure of Names and Addresses of Holders. Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable or liable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

                  SECTION 7.03. Reports by Trustee. (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Notes, the Trustee shall transmit by

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mail, at the Company's expense, to all Holders, as their names and addresses appear in the Note Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a).

                  (b) The Trustee shall promptly transmit to the Company a copy of any report it transmits to Holders of such Notes pursuant to this Section.

                  SECTION 7.04. Reports by the Company. The Company shall do the following:

                  (a)      file with the Trustee, in accordance with Section
         10.17 hereof, and in any event within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission separately or together with the Note Guarantors pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall (i) deliver to the Trustee annual audited financial statements of the Company and its Restricted Subsidiaries, prepared on a Consolidated basis in conformity with GAAP, within 120 days after the end of each fiscal year of the Company, and (ii) file with the Trustee and the Commission, in accordance with, and so long as not prohibited by, the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as is required from time to time by such rules and regulations (including such rules and regulations, if any, referred to in Trust Indenture Act Section 314(a)); and

                  (c) transmit by mail to all Holders or any other persons entitled to receive a report pursuant to Trust Indenture Act Section 313(c), within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to Section 10.17 hereunder and subsections (a) and (b) of this Section as are required and not prohibited by rules and regulations prescribed from time to time by the Commission.

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                                  ARTICLE VIII

                      Consolidation, Merger, Sale of Assets

                  SECTION 8.01. Company May Merge, Consolidate, etc., Only on Certain Terms. (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with, amalgamate or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions (other than, in the case of a Restricted Subsidiary, such a consolidation, amalgamation, merger or transfer with or to one or more Restricted Subsidiaries) if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Affiliated Persons, unless at the time and after giving effect thereto:

                  (i) either (a) the Company shall be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or amalgamated or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of Canada or any province thereof or of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental Indenture hereto (and to the extent necessary, a supplemental Security Agreement), executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture and the Security Agreement, and this Indenture and the Security Agreement (and the Trustee's security interest in the Senior Notes Collateral) will remain in full force and effect;

                  (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to the transaction on a pro forma basis, the Consolidated Net Worth of the Surviving Entity is not less than the Consolidated Net Worth of the Company and the Restricted Subsidiaries immediately prior to the transaction;

                  (iv) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 10.11 are complied with; and

                  (v) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such

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

         consolidation, merger, amalgamation, transfer, sale, assignment, lease or other transaction and the supplemental Indenture in respect thereof comply with the provisions described in this Section 8.01(a) and that all conditions precedent herein provided for in this Section 8.01(a) relating to such transaction have been complied with.

                  (b) None of the Note Guarantors will, in a single transaction or series of related transactions, consolidate with or merge or amalgamate with or into any other Person (other than the Company, in which case the requirements of the foregoing paragraph would apply), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person (other than the Company) if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of any such Note Guarantor to any other Person or group of Affiliated Persons, unless at the time and after giving effect thereto:

                  (i) either (a) such Note Guarantor shall be the continuing corporation or (b) the Person (if other than such Note Guarantor) formed by such consolidation or into which any such Note Guarantor is merged or amalgamated or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Note Guarantor shall be a corporation duly organized and validly existing under the laws of Canada or any province thereof or the United States of America, any state thereof or the District of Columbia and shall (except where the Note Guarantor is the continuing corporation) expressly assume, by a supplemental Indenture hereto (and, to the extent necessary, a supplemental Security Agreement and supplemental Support Agreement), executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of such Note Guarantor under the Notes, this Indenture, the Security Agreement and the Support Agreement (as applicable), and this Indenture, the Security Agreement (and the Trustee's security interest in the Senior Notes Collateral) and Support Agreement (as applicable) shall remain in full force and effect;

                  (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

                  (iii) such Note Guarantor shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental Indenture in respect thereof (and, to the extent necessary, such supplemental Security Agreement and supplemental Support Agreement) comply with the provisions described in this Section 8.01(b), and that all conditions precedent herein provided for in this
         Section 8.01(b) relating to such transactions have been complied with.

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

                  (c) Notwithstanding anything in this Article Eight to the contrary, any Guarantee by a Restricted Subsidiary of the Notes may be released in accordance with the provisions of Section 10.12(b).

                  SECTION 8.02. Successor Substituted. Upon any consolidation, amalgamation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets on a Consolidated basis of the Company or any Note Guarantor in accordance with
Section 8.01 with respect to which the Company or any Note Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which the Company or such Note Guarantor is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Note Guarantor, as the case may be, under this Indenture, with the same effect as if such successor had been named as the Company or a Note Guarantor, as the case may be, herein. When a successor assumes all the obligations and covenants of its predecessor under this Indenture or the Notes, the predecessor shall be released from those obligations and covenants; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or, in the case of a Note Guarantor, its Guarantee.

                  Any successor to the Company described in the foregoing paragraph may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution of this Indenture.

                                   ARTICLE IX

                             Supplemental Indentures

                  SECTION 9.01. Supplemental Indentures and Agreements Without Consent of Holders. Without the consent of any Holders of the Notes, the Company, each Note Guarantor and the Trustee, at any time and from time to time, may enter into one or more Indentures supplemental hereto, in form and substance reasonably satisfactory to the Trustee, for any of the following purposes:

                  (a) to cure any ambiguity or to correct or supplement any provision in this Indenture or the Notes which may be defective or inconsistent with any other provision in this Indenture or the Notes;

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

                  (b) to evidence the succession of another Person to the Company or any Note Guarantor, and the assumption by any such successor of the covenants of the Company or such Note Guarantor, as the case may be, herein and in the Notes;

                  (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (d) to add Guarantees with respect to the Notes or release Guarantees as provided by the terms of this Indenture;

                  (e) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security, pursuant to the requirements of Section 10.11,
         Article XIV, the Security Agreement or otherwise, for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to this Indenture, the Security Agreement or otherwise;

                  (f) to add to the covenants of the Company or its Restricted Subsidiaries, as applicable, for the benefit of the Holders of the Notes (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Notes), or to surrender any right or power conferred upon the Company or its Restricted Subsidiaries by this Indenture or the Notes;

                  (g) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 or otherwise;

                  (h) if necessary, to effect any addition or release of Senior Notes Collateral permitted under this Indenture or the Security Agreement;

                  (i) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

                  (j) to clarify or make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided that, in each case, such clarification or provision thus made shall not adversely affect the interests of the Holders; and

                  (k) to establish any form of Note, as provided in Article Two, and to provide for the issuance of any Notes as provided in Article Three and to set forth the terms thereof, and/or to add to the rights of the Holders of the Notes.

                  SECTION 9.02. Supplemental Indentures and Agreements with Consent of Holders. Except as permitted by Section 9.01, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Company and the Trustee, the

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Company and each Note Guarantor (if a party thereto) and the Trustee may (i)
enter into an indenture or indentures supplemental hereto, in form and substance reasonably satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture or the Notes (including, but not limited to, for the purpose of modifying in any manner the rights of the Holders of the Notes under this Indenture), (ii) modify or amend the Intercreditor Agreement, the Support Agreement, and the Security Agreement (except as otherwise provided therein) or (iii) waive compliance with any provision in this Indenture, the Notes (other than waivers of past Defaults covered by Section 5.13 and waivers of covenants which are covered by Section 10.19), the Intercreditor Agreement, the Support Agreement and the Security Agreement; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each outstanding Note affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Notes or waive a default in the payment of the principal or interest on any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

                  (b) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 10.14, including amending, changing or modifying any of the provisions or definitions with respect thereto;

                  (c) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture or for any modifications or amendments to the Intercreditor Agreement, the Support Agreement or the Security Agreement;

                  (d)      modify any of the provisions of this Section or
         Section 5.13 or 10.19, except to increase the percentage of Outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

                  (e) except as otherwise permitted under Article VIII, consent to the assignment or transfer by the Company or RMI of any of its respective rights and obligations under this Indenture; or

                  (f) amend or modify any of the provisions of (i) this Indenture relating to the ranking of the Notes or any guarantee in any manner adverse to the Holders or (ii) the International Subordination Agreement or the RMI Subordination Agreement relating to the Indebtedness of NBI and the Company under or in respect of the International

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

         Intercompany Note and of the Company under the Support Agreement, respectively, in any manner adverse to the Holders.

                  Upon the written request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or agreement, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 9.03. Execution of Supplemental Indentures and Agreements. In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 6.03 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate to the effect that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes modified so as to conform to any such supplemental indenture, in the opinion of the Trustee and the Board of Directors, may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

                  SECTION 9.07. Record Date. If the Company shall solicit from the Holders of any Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of the Notes entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders of the Notes at such record date (or their duly designated

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

proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. The record date shall be a date no more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. No such consent shall be valid or effective for more than six months after such record date. Subject to applicable law, until any supplemental indenture, agreement, instrument or waiver becomes effective, or a consent to it by a Holder of a Note shall cease to be valid and effective as set forth in the preceding sentence, such consent is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

                                    ARTICLE X

                                    Covenants

                  SECTION 10.01. Payment of Principal, Premium and Interest. With respect to each Note, the Company will duly and punctually pay the principal of, premium, if any, and interest on such Note in accordance with the terms of such Note and this Indenture.

                  SECTION 10.02. Maintenance of Office or Agency. The Company will maintain in The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee at 40 Broad Street, 5th Floor, New York, NY 10004, shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

                  SECTION 10.03. Money for Note Payments to be Held in Trust. The Company will, on or before Noon, New York time, on each due date of the principal of, premium, if any, or interest on, the Notes, deposit with a Paying Agent (which shall not be the Company) a sum in same-day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or

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

interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on, the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest on the Notes;

                  (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                  (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to the Notes or for any other purpose, by the Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent in respect of the Notes as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Company in respect of all Notes, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company upon Company Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

                  SECTION 10.04. Corporate Existence. Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its

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

corporate existence and related rights and franchises (charter and statutory) of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and provided further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

                  SECTION 10.05. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary shown to be due on any tax return of the Company or any Restricted Subsidiary or otherwise assessed or upon the income, profits or property of the Company or any Restricted Subsidiary and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any Restricted Subsidiary, except for any Lien permitted to be Incurred under Section 10.11; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good-faith judgment of management of the Company) are being maintained in accordance with GAAP consistently applied.

                  SECTION 10.06. Maintenance of Properties. The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be consistent with sound business practice and reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

                  SECTION 10.07. Insurance. The Company will at all times keep all of its and its Restricted Subsidiaries' properties which are of an insurable nature reasonably self-insured or insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Restricted Subsidiaries operate, except where the failure to do so would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

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                  SECTION 10.08. Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, including any Acquired Indebtedness, but excluding any Permitted Indebtedness.

                  SECTION 10.09. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

                  (i) declare or pay any dividend or make any other distribution or payment on or in respect of the Company's Capital Stock (including dividends or distributions of the Capital Stock of any Subsidiary), or make any other payment to the direct or indirect holders (in their capacities as such) of the Company's Capital Stock (other than (x) the Permitted Distribution and (y) dividends or distributions payable in shares of the Company's Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

                  (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Company or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Restricted Subsidiary or Capital Stock of a Person that is, or immediately following such repurchase will become, a Restricted Subsidiary), or options, warrants or other rights to acquire such Capital Stock;

                  (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than Subordinated Indebtedness owing by the Company to any Restricted Subsidiary, by any Restricted Subsidiary to the Company or by any Restricted Subsidiary to any other Restricted Subsidiary) or make any cash interest payment on the International Intercompany Note;

                  (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than
         (x) dividends and distributions on Preferred Stock of Restricted Subsidiaries or (y) dividends and distributions made to any Person on a pro rata basis consistent with the ownership interests in such Capital Stock to the owners of such Capital Stock, except that, in the case of the Capital Stock of a Restricted Subsidiary that has provided a Guarantee, (i) no Default or Event of Default shall have occurred and be continuing; and (ii) no holders of any other Indebtedness of the Company or any Restricted Subsidiary shall have an Acceleration Right);

                  (v) Incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than a Restricted Subsidiary of the Company);

                  (vi)     make any Restricted Investment in any Person; or

                  (vii) designate any Restricted Subsidiary as an Unrestricted Subsidiary;

(any of the payments described in paragraphs (i) through (vii) above, other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose

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determination shall be conclusive and evidenced by a Board Resolution), (1) no
Default or Event of Default shall have occurred and be continuing; (2) no holders of any other Indebtedness of the Company or any Restricted Subsidiary shall have an Acceleration Right; and (3) the aggregate amount expended by the Company and its Restricted Subsidiary (provided that, in the case of a Restricted Payment by a Restricted Subsidiary, such Restricted Payment is calculated for the purposes of this paragraph (3) by multiplying the amount of the Restricted Payment by the percentage of the Company's common equity interest in such Restricted Subsidiary at the time of such Restricted Payment) in connection with all Restricted Payments made subsequent to the Issue Date, taken together with any payments made pursuant to paragraph (b)(viii) below, shall not exceed the sum of (without duplication):

                  (A) 50% of the aggregate cumulative Adjusted Net Cash Flow of the Company and its Restricted Subsidiaries accrued during the period (treated as a single accounting period) beginning on the first day of the Company's fiscal quarter commencing prior to the date of this Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment; plus

                  (B) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of its Qualified Capital Stock or any options, warrants or rights to purchase such Qualified Capital Stock (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness of the Company as set forth in (b)(iv) and
         (b)(v) below); plus

                  (C) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options or warrants to purchase Qualified Capital Stock of the Company subsequent to the Issue Date (except to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness of the Company as set forth in (b)(iv) and (b)(v) below); plus

                  (D) the aggregate amount by which any Permitted Indebtedness of the Company or any Restricted Subsidiary is reduced after the date of this Indenture as a result of the conversion or exchange of debt securities or Redeemable Capital Stock of the Company that has been converted into or exchanged for Qualified Capital Stock of the Company to the extent such debt securities or Redeemable Capital Stock plus the aggregate Net Cash Proceeds received by the Company at the time of any such conversion or exchange were originally sold for cash; plus

                  (E) the aggregate Net Cash Proceeds received after the Issue Date by the Company from cash capital contributions made to the Company (other than from a Restricted Subsidiary, and other than cash capital contributions made pursuant to the Support Agreement); plus

                  (F) the aggregate Net Cash Proceeds of any (x) sale or other disposition of Restricted Investments (which Investment was made after the Issue Date) made by the Company or a Restricted Subsidiary,
         (y) dividends or other distributions, whether

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

         liquidating or otherwise, from, or the sale of capital stock of, an Unrestricted Subsidiary, or (z) dividends or other distributions, whether liquidating or otherwise, from Restricted Investments (which Investment was made after the Issue Date); plus

                  (G) with respect to any Unrestricted Subsidiary that is redesignated by the Board of Directors as a Restricted Subsidiary, an amount equal to the lower of (x) the fair market value (as determined by a majority of the Independent Directors of the Board of Directors and evidenced by a Board Resolution) of the Company's or a Restricted Subsidiary's interest in such Unrestricted Subsidiary or (y) the amount of the original Investment by the Company or such Restricted Subsidiary in such Unrestricted Subsidiary plus any additional Investment made in such Unrestricted Subsidiary after the date such Subsidiary was so designated; provided that in determining the amount of the Investment by the Company or such Restricted Subsidiary in (1) any Subsidiary designated as an Unrestricted Subsidiary as of the date of this Indenture, such amount shall be the fair market value of such Unrestricted Subsidiary as at the date of this Indenture, (2) any Restricted Subsidiary that is designated as an Unrestricted Subsidiary after the date of this Indenture, such amount shall be the fair market value of such Unrestricted Subsidiary as at the date of such designation, and (3) any Investment made in an Unrestricted Subsidiary after the date such Subsidiary was so designated, such amount shall be equal to the cash amount so invested or the fair market value of any property contributed; plus

                  (H)      Cdn. $30,000,000.

The sum of the amounts provided for in clauses (3)(A) through (3)(H) above, less the aggregate amount of Restricted Payments made by the Company and its Restricted Subsidiaries, is referred to in this Indenture as the "RP Available Amount."

                  (b) Notwithstanding the foregoing (and, in the case of clauses (ii) through (viii) below, so long as (1) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of the actions or payments set forth therein and (2) no holders of any other Indebtedness of the Company or any Restricted Subsidiary have an Acceleration Right), the foregoing provisions will not prohibit the following actions (clauses (i) through (viii) of this subsection (b) being referred to as "Permitted Payments"):

                  (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;

                  (ii) the payment of any dividend or distribution on (1) the Series II Preferred Shares (and any Capital Stock issued in connection with the purchase, redemption, retirement or other refinancing of the Series II Preferred Shares permitted under this Indenture), in an amount not to exceed the aggregate dividends paid by Hollinger International to the Company on Class A Common Stock that corresponds to the number of shares of Class A Common Stock into which the Series II Preferred Shares are

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         exchangeable and (2) the Series III Preferred Shares (and any Capital
         Stock issued in connection with the purchase, redemption, retirement or other refinancing of the Series III Preferred Shares permitted under this Indenture), in an amount not to exceed Cdn. $9 million in any calendar year;

                  (iii) the payment of any dividend or distribution on the retractable common shares of the Company in an amount not to exceed the aggregate cash amount received by the Company from RCL or RMI after the Issue Date in the form of a Subordinated Intercompany Loan;

                  (iv) any repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Restricted Subsidiary) of, (A) other Qualified Capital Stock of the Company or (B) in the case of a retraction of the Company's retractable Capital Stock, shares of Class A common stock of Hollinger International; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clauses (B) and (C) of paragraph (a) of this Section;

                  (v) any repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Restricted Subsidiary of the Company) of, any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such Qualified Capital Stock are excluded from clauses (B) and (C) of paragraph (a) of this Section;

                  (vi) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company; provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if the Subordinated Indebtedness so refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such refinanced Indebtedness and any reasonable out-of-pocket expenses of the Company Incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced;

                  (vii) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of redemption amount of the Company's Series III

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         Preferred Shares through the issuance of either (1) new Subordinated
         Indebtedness of the Company of which not more than 50% in principal amount of such Subordinated Indebtedness has a Stated Maturity occurring earlier than that of the Notes, (2) new Redeemable Capital Stock of the Company, or (3) a combination of clauses (1) and (2) above; provided, in each case, that such new Subordinated Indebtedness or Redeemable Capital Stock or combination thereof shall be in an aggregate principal amount or redemption amount, as the case may be, that does not exceed the redemption amount of the Series III Preferred Shares so refinanced plus any reasonable out-of-pocket expenses of the Company Incurred in connection with such refinancing; and

                  (viii) the repurchase, redemption, defeasance, retirement, acquisition for value or payment of redemption amount of the Company's Series III Preferred Shares (1) on the mandatory redemption date of such shares on April 30, 2004 or (2) pursuant to the exercise by the holder of such shares of the retraction right attached to such shares.

                  (c) For purposes of this Section, if the Board of Directors designates a Restricted Subsidiary as an Unrestricted Subsidiary, a "Restricted Payment" shall be deemed to have been made in an amount equal to the fair value of the Investment of the Company and its other Restricted Subsidiaries in such Unrestricted Subsidiary as determined by the Board of Directors with the concurrence of a majority of the Independent Directors (there being at least one Independent Director), whose good faith determination shall be conclusive. If a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be in an amount equal to the fair market value of the non-cash portion of such Restricted Payment as determined by the Board of Directors, whose good faith determination shall be conclusive.

                  SECTION 10.10. Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (b) with respect to any transaction or series of related transactions involving aggregate payments in excess of $1,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the Independent Directors of the Board of Directors (or, if the Company ceases to be a public company, by a majority of the members of the Board of Directors); provided that any transaction or series of related transactions otherwise permitted under this paragraph (other than any transaction or series of related transactions with respect to the making of any Restricted Payment permitted pursuant to Section 10.09) pursuant to which the Company or any Restricted Subsidiary shall receive or render value exceeding $5,000,000 shall not be permitted unless, prior to the consummation of any such transaction or series of related transactions, the Company shall have received an opinion, from an independent nationally recognized investment banking firm or firm experienced in the appraisal or similar

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review of similar types of transactions, that such transaction is fair to the
Company from a financial point of view; provided further that this covenant shall not apply to:

                  (i) transactions or agreements as in effect or securities outstanding on the date of this Indenture (provided that any amendment to any existing agreement, and any transaction pursuant to the Business Opportunities Agreement, shall require approval pursuant to this covenant; notwithstanding the foregoing, any amendment to the Services Agreement or the Business Opportunities Agreement shall only require the approval of a majority of the Independent Directors of the Board of Directors);

                  (ii)     directors' fees approved by the Board of Directors;

                  (iii) any employee benefit plan or arrangement entered into or made available to officers or other employees of the Company or the Restricted Subsidiaries in the ordinary course of business;

                  (iv) the performance by RMI, RCL, the Company and any Restricted Subsidiary of their respective obligations under the Support Agreement (and the related Contribution Agreement), the Security Documents and this Indenture or the contribution by RMI or RCL of any voluntary support amounts to the Company;

                  (v) for so long as the Company is a public company, any sale to Hollinger International of shares of Capital Stock of Hollinger International held by the Company or its Restricted Subsidiaries for fair value (as determined by a majority of the Independent Directors of the Board of Directors); and

                  (vi) a purchase by RMI or its Affiliates from the Company or any of its Restricted Subsidiaries and substantially concurrent sale in an arm's-length transaction by RMI or its Affiliates to a third party (other than an Affiliate of the Company or RMI) or to Hollinger International of shares of Capital Stock of Hollinger International where the purchase and sale were undertaken at the same price and RMI delivers an Officers' Certificate to the Trustee certifying that such purchase and sale of such shares were undertaken at the same price.

                  SECTION 10.11. Limitation on Liens. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

                  (b)      The foregoing limitation does not apply to:

                  (i) Liens (other than on the Capital Stock of NBI (until and unless the NBI Guarantee shall have been released in accordance with this Indenture) or any of the Senior Notes Collateral) securing Indebtedness incurred under the Credit Facility that is permitted to be incurred under the definition of "Permitted Indebtedness";

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                  (ii)     Liens existing on the Issue Date;

                  (iii) Liens granted after the Issue Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

                  (iv) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;

                  (v) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (viii) of the definition of "Permitted Indebtedness"; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

                  (vi) Liens on any property or assets or capital stock of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under the definition of "Permitted Indebtedness"; or

                  (vii)    Permitted Liens.

                  SECTION 10.12. Limitation on Issuances of Guarantees of Indebtedness. (a) The Company will not permit any Restricted Subsidiary (other than NBI), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company (other than pursuant to a Credit Facility) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a senior Guarantee of the Notes and if such Indebtedness of the Company is by its terms pari passu with or expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be pari passu with or subordinated to such Restricted Subsidiary's Guarantee to the same extent as such Indebtedness is pari passu with or subordinated to the Notes.

                  (b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes that is provided pursuant to the foregoing paragraph may provide by its terms that it shall be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is in compliance with this Indenture, (ii) if the Restricted Subsidiary issuing such Guarantee ceases to be a Restricted Subsidiary or (iii) upon the release by the holders of the Indebtedness of the Company described in paragraph (a) above of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of the Company or any Restricted Subsidiary has been guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

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                  SECTION 10.13. Limitation on Sale of Assets. (a) The Company
will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

                  (i) at least 75% of the proceeds from such Asset Sale are received in cash (provided that the amount of (A) any Pari Passu Indebtedness of the Company or Indebtedness of any such Restricted Subsidiary that is pari passu with any guarantee of the Notes (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any such Restricted Subsidiary that is assumed by the transferee of any asset in connection with any Asset Sale and (B) any deferred payment obligations received by the Company or any such Restricted Subsidiary as proceeds of an Asset Sale that are concurrently with the Asset Sale converted into cash without recourse to the Company or any of its Restricted Subsidiaries shall be deemed to be cash for purposes of this provision; provided further that for purposes of this clause (i), "cash" shall include any cash proceeds received from the sale of securities received in an Asset Sale as long as, at the time of such Asset Sale, the Company or its Restricted Subsidiary, as applicable, has entered into a legally binding agreement for the sale of such securities and such securities are sold within 90 days of such Asset Sale; and provided further that this clause (i) shall not apply to

                           (x) any contribution, sale or other disposition of shares of Capital Stock of Hollinger International held by the Company or its Restricted Subsidiaries (other than the Pledged Share Collateral) to Hollinger International or its Subsidiaries in satisfaction of such portion of any Indebtedness owed by the Company or any of its Restricted Subsidiaries to Hollinger International or its Subsidiaries under the International Intercompany Note as is no less than 90% of the aggregate Current Market Price of the shares of Capital Stock of Hollinger International so contributed, sold or disposed of, so long as and to the extent that the repayment of such Indebtedness would be permitted under the provisions of Section 10.09 and Section 10.10, or

                           (y) any sale of an interest in the Company's newspaper businesses in the Cayman Islands held through Holcay Holdings Ltd., or in Costa Rica held through 172847 Canada Limited, to Hollinger International or its Subsidiaries in satisfaction of such portion of any Indebtedness owed by the Company or any of its Restricted Subsidiaries to Hollinger International or its Subsidiaries under the International Intercompany Note as is equal to the fair market value of the shares or assets so sold, so long as and to the extent that the repayment of such Indebtedness would be permitted under the provisions of Section 10.09 and Section 10.10; and

                  (ii) The Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets sold (as determined by the Board of Directors of the Company and evidenced by a Board Resolution). The value of any properties or assets (other than cash) received pursuant to an Asset Sale shall be determined by the Board of Directors of the Company and evidenced by a Board Resolution; provided, that if the value of the asset which is the

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

         subject of the Asset Sale is in excess of $5,000,000, the value of the properties or assets received shall be determined by an independent nationally recognized investment banking firm or firm experienced in the appraisal or similar review of similar types of assets.

                  (b) The Company will, and will cause its Restricted Subsidiaries to, apply 100% of the Net Cash Proceeds of any Asset Sale:

                  (i) first, (A) to the extent the Company elects, to the reinvestment by the Company or such Restricted Subsidiary in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries existing on the date of this Indenture or in businesses reasonably related thereto or (B) to the extent the Company elects to the making of an offer to purchase (an "Offer"), out of such amount of the Net Cash Proceeds as the Company shall determine to allocate for such purpose (the "Allocated Proceeds"), a principal amount of Notes equal to the Notes Amount (as defined in clause (c) below) and (to the extent so required by the terms of the debt instrument governing such Indebtedness) a principal amount of Pari Passu Indebtedness equal to the Pari Passu Amount (as defined in clause (c) below), any such Offer pursuant to this clause
         (b)(i)(B) to be conducted in accordance with the procedures set forth in clause (c) below (substituting the term "Allocated Proceeds" in place of any reference therein with "Excess Proceeds") and in this Indenture (with any Deficiency (as defined in clause (c) below) occurring after such Offer to be excluded from the calculation of Excess Proceeds and treated the same as a Deficiency occurring after an Offer made using Excess Proceeds), any such application pursuant to clauses (A) and (B) to be made within 12 months of receipt of such Net Cash Proceeds;

                  (ii) second, to the extent of the balance of such Net Cash Proceeds after application in accordance with clause (i) above, to make an Offer to purchase Notes pursuant to and subject to the conditions set forth below; provided, however, that if the Company elects (or is required by the terms of any Pari Passu Indebtedness), such Offer may be made ratably to purchase the Notes and any Pari Passu Indebtedness of the Company (any Net Cash Proceeds from Asset Sales (excluding any Deficiency resulting from an Offer made using Allocated Proceeds pursuant to clause (b)(i)(B)) that are not applied as provided in clause (i) above shall constitute "Excess Proceeds"); and

                  (iii) third, to the extent of the balance of any Excess Proceeds after application in accordance with clauses (i) and (ii) above, for any general corporate purpose permitted pursuant to the terms of this Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clauses (i)(B) and (ii) above, the Company or such Restricted Subsidiary will retire such Indebtedness and (in the case of the Credit Facility, to the extent of any borrowings thereunder that have been converted to a term loan as permitted under this Indenture) will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

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                  (c)      When the aggregate amount of Excess Proceeds equals
or exceeds $5,000,000, the Company shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (i) the Company shall make an offer to purchase (an "Offer") from all Holders, in accordance with the procedures set forth in this Indenture, in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered) and (ii) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Purchase Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth below. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), the Company may use such Deficiency for any purpose not otherwise prohibited by this Indenture. Upon completion of the purchase of all Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

                  (d) Whenever the aggregate amount of Excess Proceeds received by the Company exceeds $5,000,000, such Excess Proceeds shall, prior to the purchase of Notes or any Pari Passu Indebtedness described in paragraph (c) above, be set aside by the Company in a separate account pending (i) deposit with the depository or a Paying Agent of the amount required to purchase the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer and
(ii) delivery by the Company of the Offered Price to the Holders or holders of Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer. Such Excess Proceeds may be invested in Temporary Cash Investments; provided that the maturity date of any such investment made after the amount of Excess Proceeds equals or exceeds $5,000,000 shall not be later than the Purchase Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments; provided that the Company shall not be entitled to such interest and shall not withdraw such interest from the separate account, if an Event of Default has occurred and is continuing.

                  (e) If the Company becomes obligated to make an Offer pursuant to paragraph (c) above, the Notes shall be purchased by the Company, at the option of the Holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act,

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subject to proration in the event the Note Amount is less than the aggregate
Offered Price of all Notes tendered.

                  (f) Notwithstanding any other provision hereof, with respect to the proceeds of an Asset Sale arising from the issuance of Capital Stock of a Restricted Subsidiary ("Issuance Proceeds"):

                  (i) Prior to the day following the fifth anniversary of the original issuance of the Notes, the Company shall not be required to use Issuance Proceeds to make an Offer to purchase Notes in an amount in excess of 25% of the original aggregate principal amount of the Notes. For greater certainty, the maximum amount of the Issuance Proceeds that may be applied to make an Offer to purchase Notes that has a date of purchase prior to the day following the fifth anniversary of the original issuance of the Notes is 25% of the original aggregate principal amount of the Notes less the aggregate principal amount of Notes previously purchased pursuant to a purchase offer using Issuance Proceeds. To the extent the aggregate amount of Notes tendered exceeds the permitted amount of the Offer, the tendered Notes shall be selected for repurchase on a pro-rata basis.

                  (ii) Promptly after the fifth anniversary of the original issuance of the Notes, the Company shall be required to make an Offer to purchase Notes in accordance with the requirements set out in paragraph (c) above, in an aggregate amount equal to the aggregate amount of Issuance Proceeds in excess of 25% of the principal amount of the Notes that was not applied to purchase Offers pursuant to the provisions of this paragraph.

                  (g) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

                  (h) The Company shall not, and shall not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction that would expressly impair the ability of the Company to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.

                  (i) Notwithstanding anything to the contrary herein, until and unless the NBI Guarantee shall have been released in accordance with this Indenture, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale in respect of any of the Capital Stock or assets and properties of either Sugra or NBI to the extent that any such Asset Sale would impair the Lien in favor of the Collateral Agent in the Pledged Share Collateral.

                  (j) Within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $5,000,000, the Company shall send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at such Holder's address appearing in the Note Register, a notice stating or including:

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                  (i)      that the Holder of such Notes has the right to
         require the Company to repurchase, subject to proration, part or all of such Holder's Notes at the Offered Price;

                  (ii)     the Purchase Date;

                  (iii) the instructions a Holder of such Notes must follow in order to have its Notes purchased in accordance with paragraph (c) of this Section;

                  (iv) (A) the most recently filed annual report on Form 20-F or Form 40-F, as applicable (including audited consolidated financial statements), of the Company, and any report on Form 6-K of the Company furnished subsequent to such annual report, other than reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 10.17), (B) a description of material developments in the Company's business subsequent to the date of the latest of such reports, (C) if material, appropriate pro forma financial information, and (D) such other information, if any, concerning the business of the Company and its Restricted Subsidiaries which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Offer;

                  (v)      the Offered Price;

                  (vi) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.02;

                  (vii) that Notes must be surrendered at least three Business Days prior to the Purchase Date to the Paying Agent or to an office or agency referred to in Section 10.02 to collect payment;

                  (viii) that any Notes not tendered will continue to accrue interest and that unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the offer shall cease to accrue interest on and after the Purchase Date; and

                  (ix)     the procedures for withdrawing a tender.

                  (k) Holders electing to have the Notes purchased hereunder will be required to surrender such Notes at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election to have their Notes purchased pursuant to this Section if the Company receives, not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing such Holder's election to have such principal amount of such Note purchased, and (5) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

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                  (l)      the Company shall (i) not later than the Purchase
Date, accept for payment Notes or portions thereof tendered pursuant to the Offer, (ii) not later than 11:00 a.m. (New York time) on the Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Purchase Date) sufficient to pay the aggregate Offered Price of all the Notes or portions thereof which are to be purchased on that date and (iii) not later than 11:00 a.m. (New York time) on the Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Notes or portions thereof have been accepted for payment by the Company.

                  The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee or a Paying Agent in respect of an Offer exceeds the aggregate Offered Price of the Notes or portions thereof to be purchased, then the Trustee or a Paying Agent shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Purchase Date the Trustee or a Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.

                  (m) Notes to be purchased shall, on the Purchase Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Notes shall cease to bear interest. The Offered Price shall be paid to such Holder promptly following the later of the Purchase Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 3.08; provided further that Notes to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes tendered for purchase, with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased. If any Note tendered for purchase in accordance with the terms of this Section shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (j) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Purchase Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent in accordance with the terms of this Section at the office of such Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and pursuant to a Company Order the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

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

                  SECTION 10.14. Purchase of Notes upon a Change of Control. (a) If a Change of Control shall occur at any time, each Holder with respect to Notes shall have the right to require that the Company purchase such Holder's Notes, pursuant to an offer described in subsection (b) of this Section (a "Change of Control Offer"), in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), in accordance with the procedures set forth in paragraphs (b),
(c), (d) and (e) of this Section.

                  (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice (a "Change of Control Purchase Notice") of such Change of Control to each Holder by first-class mail, postage prepaid, to the Trustee and to each Holder at his address appearing in the Note Register, stating or including:

                  A. that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Purchase Price;

                  B. the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control, if any);

                  C. that the Change of Control Offer is being made pursuant to Section 10.14(a) and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Offer Purchase Price;

                  D. the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act;

                  E. (i) the most recently filed annual report on Form 20-F or Form 40-F, as applicable (including audited consolidated financial statements), of the Company, and any report on Form 6-K of the Company furnished subsequent to such annual report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company pursuant to Section 10.17), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company and its Restricted Subsidiaries which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Change of Control Offer;

                  F.       the Change of Control Purchase Price;

                  G. the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.02;

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

                  H. that Notes must be surrendered at least three Business Days prior to the Change of Control Purchase Date to the Paying Agent at the Office of the Paying Agent or to an office or agency referred to in Section 10.02 to collect payment;

                  I. that the Change of Control Purchase Price for any Note which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Purchase Date;

                  J. the procedures for withdrawing a tender of Notes and Change of Control Purchase Notice;

                  K. that any Note not tendered will continue to accrue interest; and

                  L. that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

                  (c) Upon receipt by the Company of the proper tender of Notes, each Holder of a Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.08. If any Note tendered for purchase in accordance with the provisions of this Section shall not be so paid upon surrender thereof by deposit of funds with the Paying Agent in accordance with paragraph (d) below, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have such Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the notice at least three Business Days prior to the Change of Control Purchase Date. Any such Notes that are to be purchased only in part shall be surrendered to a Paying Agent in accordance with the provisions of this Section at the office of such Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and pursuant to a Company Order the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

                  (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment of Notes or portion thereof tendered pursuant to the Change of Control Offer, (ii) not later than 11:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased as of the Change of

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Control Purchase Date and (iii) not later than 11:00 a.m. (New York time) on the
Change of Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section, the Company shall choose a Paying Agent which shall not be the Company.

                  (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Notes to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 10.02 to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying as applicable:

                  (1)      the name of the Holder;

                  (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

                  (3) the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

                  (4) a statement that such Holder is withdrawing such Holder's election to have such principal amount of such Note purchased; and

                  (5) the principal amount, if any, of such Note (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

                  (f) As provided in the Notes, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by either of them for the payment of the Change of Control Purchase Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee or the Paying Agent shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date, the Trustee or the Paying Agent shall return any such excess to the Company together with interest, if any, thereon.

                  (g) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

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                  (h)      Notwithstanding the occurrence of a Change of
Control, the Company shall not be obligated to repurchase the Notes pursuant to a Change of Control Offer, or otherwise comply with this Section, if the Company has elected to redeem all of the Notes in accordance with Article XI.

                  The Company shall not, and shall not permit any Subsidiary to, create or permit to exist or become effective any restriction that would expressly impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

                  SECTION 10.15. Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not permit:

                  (a) any Restricted Subsidiary to issue any Capital Stock (other than to the Company or any Restricted Subsidiary); or

                  (b) any Person (other than the Company or a Restricted Subsidiary) to acquire any Capital Stock of any Restricted Subsidiary from the Company or any Restricted Subsidiary,

except if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary or if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer be a Restricted Subsidiary and the Company's Investment in such Person after giving effect to such issuance or sale would have been permitted to be made under the provisions of Section 10.09 as if made on the date of such issuance or sale (and such Investment shall be deemed to be an Investment made for the purposes of Section 10.09). The proceeds of any issuance or sale of such Capital Stock permitted hereby will be treated as Net Cash Proceeds from an Asset Sale and must be applied in accordance with the terms of Section 10.13 (including the limitation noted in paragraph (f) thereof). Notwithstanding the foregoing, no issuance or sale of any Capital Stock of NBI (other than to the Company or any other Restricted Subsidiary) shall be permitted.

                  SECTION 10.16. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock to the Company or any other Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make any Investment in the Company or (d) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (i) any encumbrance or restriction pursuant to or in connection with any agreement as in effect on the date of this Indenture, (ii) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary and (iv) any encumbrance or restriction existing under any amendments, modifications, restatements, renewals, supplements, replacements or refinancings of the agreements containing the encumbrances or restrictions in the foregoing clauses (i) and (ii); provided that the terms and conditions of any such encumbrances or restrictions, taken as a whole, are not materially less favorable to the Holders than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

                  SECTION 10.17. Provision of Financial Statements. Whether or not the Company or RMI is subject to Section 13(a) or 15(d) of the Exchange Act, the Company and RMI will, to the extent permitted under the Exchange Act, file with, or furnish to, the Commission the annual reports and other documents that they would have been required to file with, or furnish to, the Commission pursuant to such Section 13(a) or 15(d), including any information relating to the Company and RMI as may be required by Regulation S-X under the Exchange Act or by the Commission, if they were so subject, such documents to be filed with, or furnished to, the Commission on or prior to the respective dates (the "Required Filing Dates") by which they would have been required so to file, or to furnish, such documents if they were so subject; provided that if and for so long as RMI is no longer subject to Section 13(a) or 15(d) of the Exchange Act, RMI may satisfy its obligations under this paragraph through the inclusion in the Company's annual reports and other documents filed with or furnished to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (or these provisions of this Indenture) of audited annual and unaudited quarterly financial statements for RMI prepared in accordance with GAAP, and reconciled to United States GAAP; provided further that at such time as RMI may become a 100% owned Restricted Subsidiary of the Company, RMI may satisfy its obligations under this paragraph through the inclusion in a footnote to the Company's consolidated financial statements of financial information for RMI, any other Guarantors of the Notes that are Subsidiaries of the Company and any non-Guarantor Subsidiaries, equivalent to that which would be required under Rule 3-10 of Regulation S-X. The Company will in any event (x) within 15 days of such Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports and other documents (including the audited annual market value financial statements described above) which the Company and RMI would have been required to file with, or to furnish to, the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if they were subject to such Sections (subject to the proviso set forth in the immediately preceding sentence) and (y) if filing or furnishing such documents by the Company or RMI with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holders at the Company's cost.

                  SECTION 10.18. Statement by Officers as to Default. (a) The Company and RMI will deliver to the Trustee, on or before a date not more than 45 days after the end of each fiscal quarter and not more than 90 days after the end of each fiscal year of the Company and RMI ending after the date hereof, a written statement signed by two executive officers of each of the Company and RMI, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company and RMI, as applicable, stating whether or not, after a review of the activities of the Company and RMI during such year or such quarter and of the Company's and RMI's performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, each of the Company and RMI has fulfilled all its

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

respective obligations and is in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be, and, if there has been a Default, specifying each Default and the nature and status thereof.

                  (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy an Officers' Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what action the Company is taking or proposes to take with respect thereto, within five Business Days of its occurrence.

                  SECTION 10.19. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.05 through 10.13 and Sections 10.15 through 10.18 if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                  SECTION 10.20. Limitation on the Designation of Unrestricted Subsidiaries. (a) The Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary if (i) such action is in compliance with Section
10.09 of this Indenture and (ii) such action complies with the definition of "Unrestricted Subsidiaries."

                  (b) The Board of Directors may not designate any Unrestricted Subsidiary as a Restricted Subsidiary unless any additional Indebtedness incurred as a result of giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action) would constitute Permitted Indebtedness.

                  SECTION 10.21. Additional Amounts. (a) All payments made by the Company or any of the Note Guarantors under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of the government of Canada or any political subdivision or any authority or agency therein or thereof having power to tax, or within any other jurisdiction in which the Company or any such Note Guarantor is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless it is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

                  (b) If the Company or any Note Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, it will be required to pay such additional

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amounts ("Additional Amounts") as may be necessary so that the net amount received by Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount that such Holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply (1) with respect to a payment made to a Holder (an "Excluded Holder") (A) with which the Company or such Note Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, or (B) which is subject to any Taxes by reason of the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of Canada of such Note); or (2) to any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge ("Excluded Taxes"); nor will the Company or any Note Guarantor pay Additional Amounts if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period).

                  (c) The Company and each Note Guarantor will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company and each Note Guarantor will furnish to the Holders, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or such Note Guarantor. The Company and each Note Guarantor will indemnify and hold harmless each Holder (other than an Excluded Holder or with respect to Excluded Taxes) and upon written request will reimburse each such Holder for the amount of (1) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes and (2) any Taxes levied or imposed and paid by such Holder with respect to any reimbursement under clause
(1), but excluding any such Taxes on such Holder's income or net income.

                  (d) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or the Note Guarantors will be obligated to pay Additional Amounts with respect to such payment, the Company and the Note Guarantors will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.

                  (e) Whenever in this Indenture there is mentioned, in any context: (1) the payment of principal; (2) purchase prices in connection with a purchase of Notes; (3) interest; or (4) any other amount payable on or with respect to any of the Notes, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                  (f) The Company and the Note Guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies

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that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of Canada, the jurisdiction of incorporation of any successor of the Company or any of the Note Guarantors or any jurisdiction in which a paying agent is located, and the Company and the Note Guarantors will agree to indemnify the Holders for any such taxes paid by such Holders.

                  (g) The obligations of the Company and the Note Guarantors under this Section 10.21 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or any Note Guarantor, as applicable, is organized or any political subdivision or taxing authority or agency thereof or therein.

                  SECTION 10.22. Covenants of RMI, RCL and Sugra. (a) RMI hereby covenants not to assign the Services Agreement to any other party, other than
(i) pursuant to the pledge of the Services Agreements to the Trustee and the Collateral Agent under this Indenture and the Security Documents or (ii) a Permitted Transfer. Additionally, RMI hereby covenants that, for so long as any of the Notes is outstanding, RMI will not form any other vehicle that would be used to provide the same services to Hollinger International and its Subsidiaries as those currently provided under the Services Agreements.

                  (b) RCL hereby covenants to vote its Capital Stock in RMI, and cause any subsequent holder of Capital Stock of RMI to vote such stock, so as to cause RMI to comply with its obligations under this Indenture, its Guarantee, the Support Agreement, the Security Documents and other transaction agreements. Additionally, RCL hereby covenants that, for so long as any of the Notes is outstanding, RCL will not form any other vehicle that would be used to provide the same services to Hollinger International and its Subsidiaries as those currently provided under the Services Agreements. These covenants of RCL will not be deemed to be a guarantee by RCL of the Notes.

                  (c) Sugra hereby covenants that, until and unless the NBI Guarantee shall have been released in accordance with this Indenture, it will not create, Incur, assume or suffer to exist any Lien on any of its shares of Capital Stock of NBI. This covenant of Sugra will not be deemed to be a guarantee by Sugra of the Notes.

                  SECTION 10.23. Limitation on RMI's Business Activities. RMI shall not:

                  (a) Incur any Indebtedness other than its Guarantee of the Notes (and any refinancings or replacements thereof permitted under the definition of "Permitted Indebtedness");

                  (b) Create, Incur, assume or suffer to exist any Lien on any of its assets or properties of any character; or

                  (c) engage in any business activities other than (i) the issuance of the RMI Guarantee, (ii) the performance of its obligations and pursuit of its rights under the Services Agreements, the Support Agreement and the Contribution Agreement or its

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         rights and obligations existing on the date hereof, (iii) the transactions contemplated in paragraph (vi) of Section 10.10, and (iv) activities incidental to those described in this clause (c).

                                   ARTICLE XI

                               Redemption of Notes

                  SECTION 11.01. Right of Redemption. The Notes may be redeemed, at the election of the Company:

                  (a) as a whole or in part, at any time on or after March 1, 2007, subject to the conditions and at the Redemption Prices specified in the form of Note or in this Indenture and any Indenture supplemental hereto with respect to the Notes as provided in Exhibit A, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record of the Notes on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates) to the extent that this Article does not conflict with the terms of the form of Note;

                  (b) prior to March 1, 2006, on one or more occasions to redeem the Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes originally issued at a Redemption Price (expressed as a percentage of principal amount) of 111.875%, plus accrued and unpaid interest to the Redemption Date, with the net cash proceeds contributed to the Company from one or more Public Equity Offerings; and

                  (c) as a whole and not in part, upon not less than 30 nor more than 60 days' notice, at any time, at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption only if, as a result of (1) any change in or amendment to the laws of Canada (or of any political subdivision or taxing authority therein or thereof) or any regulations or rulings promulgated thereunder or any change in the official interpretation or official application of such laws, regulations or rulings (including a judgment, holding or order by a court of competent jurisdiction), or (2) any change in the official application or interpretation (including a judgment, holding or order by a court of competent jurisdiction) of, or any execution of or amendment to, any treaty or treaties affecting taxation to which Canada (or such political subdivision or taxing authority) is a party, which change, amendment or treaty becomes effective on or after the date of this Indenture:

                           (i) the Company is or would be required on the next succeeding due date for a payment with respect to the Notes to pay any Additional Amounts with respect to the Notes pursuant to Section 10.21, or

                           (ii) with respect to any payment due or to become due under the Guarantees or this Indenture, RMI or NBI is, or on the next succeeding due date with respect to the Notes would be, required to pay any Additional Amounts pursuant to
                  Section 10.21.

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                  SECTION 11.02. Applicability of Article. Redemption of Notes
at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 11.03. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes pursuant to Section 11.01 shall be evidenced by a Company Order and an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption have occurred. In case of any redemption at the election of the Company, the Company shall, not less than 30 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of the Notes to be redeemed.

                  SECTION 11.04. Selection by Trustee of Notes to be Redeemed.
(a) If less than all the Notes are to be redeemed, the portions of the Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee (or such shorter period as the Trustee may agree upon), from the Outstanding Notes not previously called for redemption, by lot or such other method as the Trustee shall deem fair and reasonable, and the amounts to be redeemed may be equal to $1,000 or any integral multiple thereof, unless otherwise provided in the terms of the Notes.

                  (b) The Trustee shall promptly notify the Company and the Note Registrar in writing of the Notes selected for redemption and, in the case of Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  (c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

                  SECTION 11.05. Notice of Redemption. (a) Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Note Register. All notices of redemption shall state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price;

                  (iii) if less than all the Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;

                  (iv) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

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                  (v)      that Notes called for redemption must be surrendered
         to the Paying Agent to collect the Redemption Price;

                  (vi) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

                  (vii) the place or places where such Notes are to be surrendered for payment of the Redemption Price; and

                  (viii)   the CUSIP number, if any, relating to such Notes.

                  (b) Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or at the Company's written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section.

                  (c) Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

                  SECTION 11.06. Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall irrevocably deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and, except if the Redemption Date shall be an Interest Payment Date, accrued interest on, all the Notes or portions thereof which are to be redeemed on that date. The Trustee or the Paying Agent shall hold in trust for, and return to, the Company promptly after the Business Day following the Redemption Date any interest or dividends, if any, earned on amounts deposited with the Trustee or the Paying Agent remaining after the payment of the aggregate Redemption Price for all Notes to be redeemed; provided that neither the Trustee nor the Paying Agent shall be under any obligation to place or invest such funds in an interest bearing account.

                  SECTION 11.07. Notes Payable on Redemption Date. (a) Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall not have deposited funds in accordance with Section 11.06 in respect of the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.08.

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                  (b)      If any Note called for redemption shall not be so
paid upon surrender thereof for redemption, by deposit or segregation of funds in accordance with Section 11.06, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Note.

                  SECTION 11.08. Notes Redeemed or Purchased in Part. Any Note which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to
Section 10.02 (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Note Registrar or the Trustee as the case may be, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and pursuant to a Company Order the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed or purchased.

                                   ARTICLE XII

                           Satisfaction and Discharge

                  SECTION 12.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (a)      either:

                           (i) all the Notes theretofore authenticated and delivered (other than (x) lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 3.07 and (y) Notes for whose payment United States dollars have theretofore been irrevocably deposited in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                           (ii) all Notes not theretofore delivered to the Trustee for cancellation

                                    (x)      have become due and payable, or

                                    (y)      will become due and payable at
                           their Stated Maturity within one year, or

                                    (z)      are to be called for redemption
                           within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

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                  and the Company has irrevocably deposited or caused to be
                  deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest on the Notes at such Maturity, Stated Maturity or Redemption Date;

                  (b) the Company has paid all other sums payable hereunder by the Company; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each to the effect that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (ii) of Subsection (a) of this Section, the obligations of the Trustee under Section 12.02 and the last paragraph of Section 10.03 shall survive.

                  SECTION 12.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all United States dollars deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such United States dollars have been deposited with the Trustee.

                                  ARTICLE XIII

                                   Guarantees

                  SECTION 13.01. Guarantees. (a) For value received, RMI, in accordance with this Article XIII, hereby absolutely, unconditionally and irrevocably guarantees to the Trustee and the Holders, as if RMI were the principal debtor, the punctual payment and performance, on demand, when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

                  (b)      For value received, NBI, in accordance with this
Article XIII, hereby absolutely, unconditionally and irrevocably guarantees to the Trustee and the Holders, as if NBI were the principal debtor, the punctual payment and performance, on demand, when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and

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disbursements of one counsel) arising out of or incurred by the Trustee or the
Holders in connection with the enforcement of this Guarantee).

                  SECTION 13.02. Continuing Guarantee; No Right of Set-Off; Independent Obligation. (a) Each of the Guarantees shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee (including the fees and expenses of its agents and counsel) or the Holders; and neither of the Guarantees shall be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Each of the Note Guarantors covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article VIII and Section
10.17. Without limiting the generality of the foregoing, each of the Note Guarantors' liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Notes but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

                  (b) Each of the Note Guarantors hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

                  (c) Each of the Note Guarantors guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holders.

                  (d) Each of the Note Guarantors' liability to pay or perform or cause the performance of the Indenture Obligations under the Guarantees shall arise forthwith after demand for payment or performance by the Trustee has been given to such Note Guarantor in accordance with the terms hereof and in the manner prescribed in Section 1.06 hereof.

                  (e)      Except as provided herein, the provisions of this
Article XIII cover all agreements between the parties hereto relative to the Guarantees and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that the Guarantees have been delivered by each of the Note Guarantors free of any conditions whatsoever and that no representations, warranties or promises have been made to any of the Note Guarantors affecting their liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to either of the Note Guarantors.

                  SECTION 13.03. Guarantees Absolute. The obligations of each of the Note Guarantors hereunder are independent of the obligations of the Company under the Notes and this Indenture and a separate action or actions may be brought and prosecuted against any of the

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Note Guarantors whether or not an action or proceeding is brought against the
Company and whether or not the Company is joined in any such action or proceeding. The liability of each of the Note Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Note Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

                  (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Indenture or the Notes, or any agreement or instrument relating to any of the foregoing;

                  (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, the Note Guarantors or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Notes, including any increase or decrease in the Indenture Obligations;

                  (c) the taking of security from the Company, the Note Guarantors or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

                  (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of the Note Guarantors hereunder;

                  (e) the abstention from taking security from the Company, the Note Guarantors or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

                  (f) any loss, diminution of value or lack of enforceability of any security received from the Company, the Note Guarantors or any other Person, and including any other guarantees received by the Trustee;

                  (g) any other dealings with the Company, the Note Guarantors or any other Person, or with any security;

                  (h) the Trustee's or the Holders' acceptance of or entering into any composition with the Company or the Note Guarantors;

                  (i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, the Note Guarantors or any other Person on account of any indebtedness and liabilities owing by the Company or the Note Guarantors to the Trustee or the Holders, in such manner as the Trustee or the Holders deem best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any Collateral;

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                  (j)      the release or discharge of the Company or the Note
         Guarantors or of any other Guarantor of the Notes or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Notes, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of the Note Guarantors hereunder;

                  (k) any change in the name, business, capital structure or governing instrument of the Company or the Note Guarantors or any refinancing or restructuring of any of the Indenture Obligations;

                  (l) the sale of the Company's or the Note Guarantors' business or any part thereof;

                  (m) subject to Section 13.14, any merger, amalgamation or consolidation, arrangement or reorganization of the Company, the Note Guarantors, any Person resulting from the merger, amalgamation or consolidation of the Company or the Note Guarantors with any other Person or any other successor to such Person or merged, amalgamated or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or the Note Guarantors;

                  (n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of a Note Guarantor or the loss of corporate existence;

                  (o) subject to Section 13.14, any arrangement or plan of reorganization affecting the Company or the Note Guarantors;

                  (p) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or the Note Guarantors; or

                  (q) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Notes, or of any Collateral, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Note Guarantors.

                  SECTION 13.04. Right to Demand Full Performance. In the event of any demand for payment or performance by the Trustee from any of the Note Guarantors hereunder, the Trustee or the Holders shall have the right to demand their full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations shall have been paid in full, and the Note Guarantors shall continue to be liable hereunder for any balance which may be owing to the Trustee (including the fees and expenses of its agent and counsel) or the Holders by the Company under this Indenture and the Notes. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of their rights to such security upon foreclosure thereon, shall not, as between the Trustee and the Note

Guarantors, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof.

                  SECTION 13.05. Waivers. (a) Each of the Note Guarantors hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the nonperformance, nonpayment, or nonobservance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Notes or any other notice whatsoever to or upon the Company or the Note Guarantors with respect to the Indenture Obligations. Each of the Note Guarantors hereby acknowledges communication to it of the terms of this Indenture and the Notes and all of the provisions therein contained and consents to and approves the same. Each of the Note Guarantors hereby expressly waives (to the extent permitted by law) diligence, presentment, protest, and any right to require a proceeding first against the Company.

                  (b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, each of the Note Guarantors hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

                  (i) initiate or exhaust any rights, remedies or recourse against the Company, the Note Guarantors or any other Person;

                  (ii) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders; or

                  (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring or becoming entitled to demand payment from any Note Guarantor under this Guarantee.

                  SECTION 13.06. Note Guarantors Remain Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations. It is the express intention of the Trustee and the Note Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, the Guarantees and the covenants, agreements and obligations of the Note Guarantors contained in this Article XIII shall nevertheless be binding upon the Note Guarantors, as principal debtors, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as Section 4.02 shall apply to the Notes and the Note Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

                  SECTION 13.07. Waiver of Rights. Each of the Note Guarantors agrees (to the extent permitted by law) that it hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, exoneration, contribution, indemnity or subrogation (whether contractual, under Section 509 of Title Eleven of the United States Code, under common law or otherwise) or any similar rights or "claims" (as such term is defined under Title Eleven of the United States
Code), against the Company or any Restricted Subsidiary arising from the existence of, or performance by, the Note Guarantors under this Guarantee, until such time as the Indenture Obligations have been paid in full.

                  SECTION 13.08. Guarantees Are in Addition to Other Security. The Guarantees shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of the Note Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

                  SECTION 13.09. Release of Security Interests. Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, each of the Note Guarantors hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of each of the Note Guarantors hereunder, shall not be affected by any and all releases for any purpose of any Collateral, if any, from the Liens and security interests created by any document relating thereto and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made. Notwithstanding any of the foregoing, NBI shall be released from its obligations as Note Guarantor upon the Company's request if all of the Designated Class A Shares and Class B Shares owned by NBI and pledged as part of the Pledged Share Collateral have been released from the security interest in favor of the Collateral Agent as permitted by and in accordance with the provisions of this Indenture and/or the Security Agreement.

                  SECTION 13.10. No Bar to Further Actions. Except as provided by law, no action or proceeding brought or instituted under this Article XIII and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Article XIII and this Guarantee by reason of any further default or defaults under this Article XIII and this Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

                  SECTION 13.11. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies. (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article XIII and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

                  (b) Nothing contained in this Article XIII shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article V or to pursue any rights or remedies hereunder or under applicable law.

                  SECTION 13.12. Trustee's Duties; Notice to Trustee. (a) Any provision in this Article XIII or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of a Note Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture.

                  (b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, the Note Guarantors or the officers, directors or agents acting or purporting to act on their respective behalf.

                  (c) Notwithstanding the provisions of this Article XIII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from a Note Guarantor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Responsible Officer of the Trustee shall not have received any such notice from a Note Guarantor at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Responsible Officer of the Trustee shall have received an Officers' Certificate to such effect.

                  (d) In the case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XIII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XIII in addition to or in place of the Trustee; provided, however, that this Section shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent.

                  SECTION 13.13. Successors and Assigns. All terms, agreements and conditions of this Article XIII shall extend to and be binding upon each Note Guarantor and its successors and permitted assigns and shall enure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that neither Note Guarantor may assign any of its rights or obligations hereunder other than in accordance with Article VIII.

                  SECTION 13.14. Release of Guarantee. Concurrently with the payment in full of all of the Indenture Obligations, the Note Guarantors shall be released from and relieved of its obligations under this Article XIII. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of the Guarantees was made by the Company in accordance with the provisions of this Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of each Note Guarantor from its obligations under the Guarantees. If any of the Indenture Obligations are revived and reinstated after the termination of the Guarantees, then all of the obligations of the Note Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and the Note Guarantors shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

                  SECTION 13.15. Execution of Guarantees. To evidence the Guarantees, each of the Note Guarantors hereby agrees to execute a guarantee substantially in the form set forth in Exhibit A, to be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Note Guarantor by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

                  SECTION 13.16. Payment Permitted by Note Guarantors if No Default. Nothing contained in this Article XIII, elsewhere in this Indenture or in any of the Notes shall prevent a Note Guarantor from making payments at any time of principal of, premium, if any, or interest on the Notes.

                                   ARTICLE XIV

                                    Security

                  SECTION 14.01. Security. In order to secure the due and punctual payment of the Indenture Obligations and the Guarantee Obligations, when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, call for redemption or otherwise, and performance of all other obligations of the Company and Note Guarantors, to the Holders or the Trustee under this Indenture and in respect of the Notes, according to the terms hereof or thereof:

                  (a) RMI will grant a first priority security interest over its right, title and interest in and to the Service Agreements,

                  (b) the Company will grant a first priority security interest over its right, title and interest in and to the Support Agreement, and

                  (c) each of the Company and NBI will grant a first priority security interest over its right, title and interest in and to the Pledged Share Collateral,

to the Collateral Agent on behalf of the Trustee and the Holders pursuant to the Security Documents and to the extent therein provided, no later than the Issue Date.

                  At the time the Security Documents are executed:

                  (i) RMI will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, transfer and confirm, absolutely, its rights and interests under the Service Agreements,

                  (ii) the Company will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, transfer and confirm, absolutely, its rights and interests under the Support Agreement, and

                  (iii) the Company and NBI will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, transfer and confirm, absolutely, the property constituting the Pledged Share Collateral, each in the manner and form done, or intended to be done, in the Security Documents, free and clear of all Liens whatsoever, and each of the Company, RMI and NBI will: (a) for so long as the Notes and the Guarantees are outstanding, warrant and defend the title to the same against the claims of all Persons whatsoever (unless the Senior Notes Collateral is released as provided herein, in the Security Documents or in the Intercreditor Agreement), (b) execute, acknowledge and deliver to the Collateral Agent and the Trustee such further assignments, transfers, assurances or other instruments as the Collateral Agent or the Trustee may require or request and (c) do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Collateral Agent or the Trustee, to assure and confirm to the Collateral Agent and the Trustee the security interest in the Senior Notes Collateral contemplated hereby and by the Security Documents, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Guarantees secured hereby, according to the intent and purposes herein expressed. The Security Documents will create a direct and valid Lien on the property constituting the Senior Notes Collateral as set forth in the Security Documents.

                  The Senior Notes Collateral shall secure the Indenture Obligations and the obligations under the Guarantees, and performance of all other obligations of the Company and Note Guarantors, up to the amount outstanding from time to time under the Notes. The claims of Holders against the Senior Notes Collateral will be subject to the Intercreditor Agreement. The Holders hereby authorize and direct the Trustee, or a Co-Trustee appointed by the Trustee, to enter into the Intercreditor Agreement on their behalf.

                  SECTION 14.02. Additional Security. To the extent (i) any Additional Notes are issued as permitted by this Indenture or (ii) as otherwise provided in the Indenture or Security Agreement, the assets, properties and contract rights constituting the Senior Notes Collateral may in the future be expanded in accordance with the terms of the Security Agreement.

                  SECTION 14.03. Recording and Opinions. The Company and each of the Note Guarantors will cause, at their own expense, the Security Documents, this Indenture and all amendments or supplements thereto to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Liens created by the Security Documents on all parts of the Senior Notes Collateral and to effectuate and preserve the security of the Holders and all rights of the Trustee and the Collateral Agent.

                  The Company and each of the Note Guarantors shall furnish to the Trustee:

                  (a) promptly after the execution and delivery of the Security Documents, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the assignment of the Senior Notes Collateral intended to be made by the Security Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by the Security Documents, and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and stating that as to the Security Documents such recording, registering and filing are the only recordings, registrations and filings necessary to give notice thereof and that no re-recordings, re-registrations or re-filings are necessary to maintain such notice, and further stating that all financing statements, continuation statements (or the equivalent thereof under the laws of Canada and any other relevant jurisdictions) and other instruments of further assurance have been executed and filed that are necessary fully to preserve and protect the rights of the Collateral Agent on behalf of the Holders and the Trustee hereunder and under the Security Documents, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien and assignment effective; and

                  (b) within 30 days after July 1 in each year beginning with July 1, 2003, an Opinion of Counsel, dated as of such date, either
         (a) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements (or the equivalent thereof under the laws of Canada and any other relevant jurisdictions) or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and stating that all financing statements and continuation statements or the equivalent thereof under the laws of Canada and any other relevant jurisdiction have been executed and filed that are necessary fully to preserve and protect the rights of the Collateral Agent on behalf of the Holders and the Trustee hereunder and under the Security Documents, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

                  SECTION 14.04. Release and Disposition of Collateral. (a) (a) The Senior Notes Collateral shall be subject to release solely as permitted below or in the Security Documents:

                  (i) upon the payment of all principal, premium, if any, and interest under this Indenture and the Notes, the Security Documents shall terminate and the Senior Notes Collateral shall be released from the Lien created by this Indenture and the Security Documents;

                  (ii) with respect to any of the Pledged Share Collateral, in the event of a redemption or repurchase in part of the Notes that is permitted or required by this Indenture, such number of Designated Class A Shares and/or Class B Shares shall be released from the security interest in favor of the Collateral Agent upon the Company's request in writing to the Collateral Agent and the Trustee, together with any Officers'

         Certificate and Opinion of Counsel required under this Indenture, as bears the same proportion to the total number of Designated Class A Shares and Class B Shares comprising the Pledged Share Collateral as of the Issue Date as the proportion of the principal amount of Notes redeemed or repurchased to the original principal amount of Notes issued on the Issue Date, provided that the total number of Designated Class A Shares and Class B Shares comprising the Pledged Share Collateral after any portion thereof is released from the Lien under this Indenture and the Security Documents shall have an aggregate Current Market Price on the date of such release that is not less than 200 percent of the principal amount of Notes remaining Outstanding after giving effect to such redemption or repurchase;

                  (iii) with respect to any of the shares of Class A Common Stock included in the Designated Class A Shares pledged by either of the Company or NBI as part of the Pledged Share Collateral, such number of shares of Class A Common Stock out of the Designated Class A Shares so pledged shall be released from the security interest in favor of the Collateral Agent as the Company or NBI may request in writing to the Collateral Agent and the Trustee, together with any Officers' Certificate required under this Indenture, provided that, concurrent with the release of such shares, either the Company or NBI deposits with the Collateral Agent, free and clear of any Liens whatsoever, a number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock released pursuant to this provision, in substitution of the shares of Class A Common Stock so released, such that after giving effect to this substitution, the total number of Designated Class A Shares included within the Pledged Share Collateral immediately prior to such release shall be the same as the number of Designated Class A Shares immediately after such release, provided further that the Company delivers to the Trustee and the Collateral Agent (a) an Officers' Certificate confirming that the shares of Class A Common Stock of Hollinger International delivered to the Collateral Agent in substitution of the shares of Class A Common Stock requested to be released are free and clear of any Liens whatsoever, and (b) an Opinion of Counsel that (i) the Collateral Agent has a valid, perfected security interest in the substitute shares of Class A Common Stock, and
         (ii) either (x) such action has been taken as is necessary to maintain the continuing validity of the security interest in favor of the Collateral Agent in the Designated Class A Shares not so substituted or
         (y) no such action is necessary to maintain such security interest;

                  (iv) upon a redemption of all of the Notes effected by the Company in accordance with Article XI, or legal defeasance effected by the Company in accordance with Article IV or upon a satisfaction and discharge effected by the Company in accordance with Article XII, all of the Senior Notes Collateral shall be released;

                  (v) upon the deposit by the Company in the Collateral Account with the Collateral Agent, as security for the Company's payment obligations with respect to that portion of the outstanding principal amount of the Notes (the "Cash Collateralized Notes") specified in a notice to the Trustee, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts (the "Cash Collateralized Note Amount") as will be sufficient, in the opinion of a recognized firm of independent public accountants nationally recognized in the United States or in Canada, to pay and discharge the principal of, premium, if any, and interest on the Cash Collateralized Notes on the Stated Maturity, such number of Designated Class A Shares and/or Class B Shares as the Company may request in writing to the Trustee and the Collateral Agent, together with any Officers' Certificate and Opinion of Counsel required under this Indenture, shall be released from the Lien under this Indenture and the Security Documents in favor of the Collateral Agent as bears the same proportion to the total number of Designated Class A Shares and Class B Shares comprising the Pledged Share Collateral as of the Issue Date as the proportion of the aggregate principal amount of the Cash Collateralized Notes to the original principal amount of Notes issued on the Issue Date, provided that the total number of Designated Class A Shares and Class B Shares comprising the Pledged Share Collateral after any portion thereof is released pursuant to this provision shall have an aggregate Current Market Price on the date of such release that is not less than 200 percent of the aggregate principal amount of Notes outstanding (excluding the Cash Collateralized Notes); or

                  (vi) by consent of Holders of 90% or more of the outstanding principal amount of the Notes, the Holders may elect to consent to the release of their Lien in the Senior Notes Collateral.

                  (b) The release of any portion of the Senior Notes Collateral from the Lien under this Indenture and the Security Documents pursuant to the terms hereof and of the Security Documents will not be deemed to impair the security interest under this Indenture in contravention of the provisions hereof. To the extent applicable, the Company and the Note Guarantors shall cause Trust Indenture Act Section 314(d) relating to the release of property from the Lien under the Security Documents to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an Officer of the Company, except in cases in which Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person.

                  SECTION 14.05. Enforcement of Claims Against Collateral. If the Notes become due and payable prior to their final Stated Maturity for any reason or are not paid in full at the final Stated Maturity and no payment has been made following a demand on either of the Guarantees, the Collateral Agent and the Trustee have the right to foreclose or otherwise realize upon the relevant Collateral in accordance with instructions from Holders of a majority in aggregate principal amount of the Notes. The proceeds received by the Collateral Agent and the Trustee upon a foreclosure or realization will be applied by the Collateral Agent and the Trustee first to pay the expenses of such foreclosure or realization and fees and other amounts then payable to the Collateral Agent and the Trustee under this Indenture, the Intercreditor Agreement and the Security Documents, and thereafter, to pay all amounts owing to Holders under this Indenture, the Notes and the Security Documents. Any remaining proceeds will be payable to the Company or as may otherwise be required.

                  SECTION 14.06. Authorization of Actions To Be Taken by the Trustee. Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Senior Notes Collateral by any acts which may be unlawful or in violation of the Security Documents and the Intercreditor Agreement, or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Senior Notes Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or governmental enactment, rule, or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Holders or the Trustee). Notwithstanding anything herein or in any of the Security Documents to the contrary, subject to Article VI hereof, the Trustee assumes no responsibility for the validity, perfection, priority or enforceability of the security interest in any of the Senior Notes Collateral and shall have no obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                     HOLLINGER INC.

                                     By: /s/ P. Y. Atkinson
                                         -------------------------------
                                     Name:  Peter Y. Atkinson
                                     Title: Executive Vice President
                                            and Director

Attest: /s/ H. Maki
        ------------------------
        Name:  Helgi Maki
        Title:

                                     RAVELSTON MANAGEMENT INC.,
                                     solely in its capacity as Guarantor

                                     By: /s/ P. Y. Atkinson
                                         -------------------------------
                                     Name:  Peter Y. Atkinson
                                     Title: Executive Vice President
                                            and Director

Attest: /s/ H. Maki
        ------------------------
        Name:  Helgi Maki
        Title:

                                     504468 N.B. INC., solely in its capacity as Guarantor

                                     By: /s/ P. Y. Atkinson
                                         -------------------------------
                                     Name:  Peter Y. Atkinson
                                     Title: Executive Vice President
                                            and Director

Attest: /s/ H. Maki
        ------------------------
        Name:  Helgi Maki
        Title:

                                     THE RAVELSTON CORPORATION LIMITED

                                     By: /s/ P. Y. Atkinson
                                         -------------------------------
                                     Name:  Peter Y. Atkinson
                                     Title: Executive Vice President
                                            and Director

Attest: /s/ H. Maki
        ------------------------
        Name:  Helgi Maki
        Title:

                                     SUGRA LIMITED

                                     By: /s/ P. Y. Atkinson
                                         -------------------------------
                                     Name:  Peter Y. Atkinson
                                     Title: Executive Vice President
                                            and Director

Attest: /s/ H. Maki
        ------------------------
        Name:  Helgi Maki
        Title:

                                     WACHOVIA TRUST COMPANY,
                                     NATIONAL ASSOCIATION, not in its
                                     individual capacity, but solely as Trustee hereunder

                                     By: /s/ Amy L. Martin
                                         -------------------------------
                                     Name:  Amy L. Martin
                                     Title: Assistant Vice President

                                                                      SCHEDULE 1

                             PERMITTED INDEBTEDNESS

     DEBTOR                                           CREDITOR                            AMOUNT
     ------                                           --------                            ------
Hollinger Inc.                       Domgroup Ltd.                                   Cdn. $9,927,102

Sugra Limited                        The Ravelston Corporation Limited               Cdn. $7,632,661

Sugra Limited                        3016296 Nova Scotia Company                     Cdn. $1,090,000

Sugra Limited                        Sugra (Bermuda) Limited                         Cdn. $  776,012

Sugra Limited                        Hollinger Canadian Publishing Holdings Co.      Cdn. $   17,371

Hollinger Inc.                       Hollinger Canadian Publishing Holdings Co.      Cdn. $    5,717

Holcay Holdings Ltd.                 Domgroup Ltd.                                   Cdn. $2,288,052

JP Publishing International Inc.     Domgroup Ltd.                                   Cdn. $   20,521

                                                                       EXHIBIT A

                                  FORM OF NOTE

                                                                       EXHIBIT B

                FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO QIB

                                                          [Date]

Wachovia Trust Company, National Association
Corporate Trust Administration
920 King Street, Suite 102
Wilmington, DE 19801

           Re: 11.875% Senior Secured Notes due 2011 (the "Notes") of
                         Hollinger Inc. (the "Company")

Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of March 10, 2003 (as amended and supplemented from time to time, the "Indenture"), among the Company, Ravelston Management Inc., 504468 N.B. Inc., The Ravelston Corporation Limited, Sugra Limited and Wachovia Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to the transfer of $________ aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note: which represents an interest in a Regulation S Global Note beneficially owned] by the undersigned (the "Transferor"), to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

         In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                 Very truly yours,

                                 [Name of Transferor]

                                 By:_________________
                                 Authorized Signature

                                                                       EXHIBIT C

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                       TRANSFERS PURSUANT TO REGULATION S

                                                         [Date]

Wachovia Trust Company, National Association
Corporate Trust Administration
920 King Street, Suite 102
Wilmington, DE 19801

           Re: 11.875% Senior Secured Notes due 2011 (the "Notes") of
                         Hollinger Inc. (the "Company")

Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of March 10, 2003 (as amended and supplemented from time to time, the "Indenture"), among the Company, Ravelston Management Inc., 504468 N.B. Inc., The Ravelston Corporation Limited, Sugra Limited and Wachovia Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         In connection with the proposed sale of $________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a Rule 144A Global Note: which represents an interest in a Rule 144A Global Note beneficially owned] by the undersigned (the "Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended ("Regulation S"), and, accordingly, we represent that:

                  (a) the offer of the Notes was not made to a person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (e) we are the beneficial owner of the principal amount of Notes being transferred.

         In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                 Very truly yours,

                                 [Name of Transferor]

                                 By:_________________
                                 Authorized Signature

                                                                       EXHIBIT D

                         FORM OF RULE 144 CERTIFICATION

                                                           [Date]

Wachovia Trust Company, National Association
Corporate Trust Administration
920 King Street, Suite 102
Wilmington, DE 19801

           Re: 11.875% Senior Secured Notes due 2011 (the "Notes") of
                         Hollinger Inc. (the "Company")

Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of March 10, 2003 (as amended and supplemented from time to time, the "Indenture"), among the Company, Ravelston Management Inc., 504468 N.B. Inc., The Ravelston Corporation Limited, Sugra Limited and Wachovia Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         In connection with the proposed sale of $________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a Rule 144A Global Note: which represents an interest in a Rule 144A Global Note beneficially owned] by the undersigned (the "Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                 Very truly yours,

                                 [Name of Transferor]

                                 By:_________________
                                 Authorized Signature

                                                                       EXHIBIT E

                         FORM OF INTERCREDITOR AGREEMENT

                                                                       EXHIBIT F

                      INTERNATIONAL SUBORDINATION AGREEMENT

                                                                       EXHIBIT G

                           RMI SUBORDINATION AGREEMENT

                                                                       EXHIBIT H

                               SECURITY AGREEMENT